Back to Form 8-K
Exhibit 10.1
MEDICAL SERVICES CONTRACT

FLORIDA HEALTHY KIDS CORPORATION

AND

HEALTHEASE

FOR

Bay, Citrus, Clay, Duval, Martin, Nassau and Washington Counties

AND

WELLCARE HMO/STAYWELL HEALTHPLAN

FOR

Broward, Miami-Dade, Hernando, Hillsborough, Lee,
Orange, Osceola, Palm Beach, Pasco, Pinellas and St.
Lucie Counties

Effective Date: October 1, 2010

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FLORIDA HEALTHY KIDS CORPORATION CONTRACT FOR MEDICAL SERVICES

TABLE OF CONTENTS

SECTION 1	DEFINITIONS
1-1	Applicant
1-2	Children’s Health Insurance Program
1-3	Children’s Health Insurance Program Re-Authorization Act of 2009
1-4	Children’s Medical Services network
1-5	Commencement Date
1-6	Comprehensive Medical Care Services
1-7	Contract Year
1-8	Co-Payment
1-9	Effective Date
1-10	Emergency medical condition
1-11	Emergency services
1-12	Enrollee
1-13	Executive Director
1-14	Federally Qualified Health Care
1-15	Florida Statutes
1-16	Invitation to Negotiate
1-17	Primary Care
1-18	Primary Care Providers
1-19	Post Stabilization Services
1-20	Program
1-21	Providers
1-22	Rural Health Clinic
1-23	Service Area
1-24	Subcontractor
SECTION 2
FLORIDA HEALTHY KIDS CORPORATION RESPONSIBILITIES (FHKC)
2-1	Coordination of Benefits
2-2	Enrollee Identification
2-3	Payment to Insurer
2-4	Insurer Assignment Process
2-5	Monitoring by FHKC
SECTION 3	INSURER RESPONSIBILITIES
3-1	General Responsibilities
3-2	Access to Care 3-2-1 Enrollment with a Primary Care Provider (PCP) 3-2-2 Provider Credentialing 3-2-3 Geographic Access 3-2-4 Appointment Access
3-3	Failure to Provide Access

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3-4	Integrity of Professional Advice
3-5	Benefits
3-6	Claims Payment
3-7	Continuation of Coverage Upon Termination of Contract
3-8	Effective Date of Enrollee Coverage
3-9	Eligibility
3-10	Enrollee Protections from Collection
3-11	Enrollment Procedures
3-12	Extended Coverage
3-13	Fraud and Abuse 3-13-1 Definition of Fraud and Abuse 3-13-2 Fraud Prevention
3-14	Grievances and Complaints
3-15	Indemnification
3-16	Insurance
3-17	Lobbying Disclosure
3-18	Medical Records Requirements
3-19	Membership and Marketing Materials 3-19-1 Use of FHKC and Florida KidCare Marketing Materials 3-19-2 Requirements for Member Materials
3-20	Notification Requirements
3-21
Premium Rate Provisions
3-21-1    Premium Rate
3-21-2    Additional Requirements for Premium Rates
3-21-3    Experience Adjustment
3-21-4    Annual Experience Adjustment Reporting Requirements
3-21-5    Quarterly Medical Loss Ratio Reporting Requirements

3-22	Premium Rate Modifications 3-22-1 Annual Adjustment Request 3-22-2 Annual Premium Rate Adjustment Denials 3-22-3 Change in Benefit Schedule 3-22-4 Specialty Fee Arrangements
3-23	Program Integrity 3-23-1 Excluded Providers 3-23-2 Physician Identifiers – National Provider Identifier (NPI) 3-23-3 Conflict of Interest Safeguards
3-24	Quality Management 3-24-1 Quality Improvement Plans 3-24-2 Quality Improvement Plan Committee 3-24-3 External Quality Review
3-25	Records Retention and Accessibility
3-26	Refusal of Coverage
3-27	Regulatory Filings
3-28	Reporting Requirements
3-29	Subrogation Rights
3-30	Termination of Participation
3-31	Use of Subcontractors and Affiliates
3-32	Reimbursement Requirements

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3-32-1 Out of Network Providers
3-32-2 Reimbursement to Federally Qualified Health Centers and Rural Health Clinics

SECTION 4	TERMS AND CONDITIONS
4-1	Amendment
4-2	Assignment
4-3	Attachments
4-4	Attorney Fees
4-5	Bankruptcy
4-6	Change of Controlling Interest
4-7	Confidentiality
4-8	Conflicts of Interest 4-8-1 Conflicts of Interest 4-8-2 Gift Prohibitions 4-8-3 Non-Solicitation
4-9	Effective Dates
4-10	Entire Understanding
4-11	Force Majeure
4-12	Governing Law; Venue
4-13	Independent Contractor
4-14	Name and Address of Payee
4-15	Notice and Contact
4-16	Severability
4-17	Survival
4-18	Termination of Contract

ATTACHMENTS
A.	Certification Regarding Debarment
B.	Certification Regarding Lobbying
C.	HIPAA\HITECH Business Associate (BA) Agreement
C-1	Notification to FHKC of Breach of PHI Form
D.	Enrollee Benefit Schedule
E.	List of Required Reports
F.	Conflict of Interest Disclosure Form

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CONTRACT TO PROVIDE COMPREHENSIVE MEDICAL SERVICES

THIS Contract is entered into between the Florida Healthy Kids Corporation (“FHKC”) and WELLCARE OF FLORIDA, INC. (“INSURER”) and supersedes all prior contracts, negotiations, representations, or agreements either written or oral between the Parties relating to this Contract.

SECTION 1       DEFINITIONS

As used in this Contract, the term:

1-1
“Applicant”   means   a  parent   or   guardian   of   a   child   or   a   child  whose  disability   of nonage had been removed under chapter 743, F.S. who applies for determination of eligibility for health benefits coverage under ss. 409.810-820 F.S.

1-2
Children’s    Health    Insurance    Program    (“CHIP)”    or    “Title    XXI”    shall    mean    the program created by the federal Balanced Budget Act of 1997 as Title XXI of the Social Security Act and subsequently amended and re-authorized.

1-3
“Children’s Health Insurance Program Re-Authorization Act of 2009” or “CHIPRA” means the federal legislation (Public Law 111-3) approved February 4, 2009 that re-authorized the children’s health insurance program through September 30, 2013.

1-4
“Children’s    Medical    Services    network”    (“CMS    network”)    means    the    statewide managed care system which includes health care providers, as defined in Section 391.021(1), F.S., which is financed by Title XXI. CMS network as used under this Contract does not include any additional programs and services by or through CMS network or which are not funded by Title XXI (such services colloquially and collectively known in the regular course of business as “the CMS Safety Net Program”).

1-5	“Commencement Date” means that date on which INSURER commenced performance of Comprehensive Medical Care Services to Enrollees.

1-6	“Comprehensive Medical Care Services” means those services, medical equipment and supplies to be provided by INSURER in accordance with the standards set by FHKC and further described in Attachment D.

1-7           “Contract Year” means October 1 through September 30th.

1-8	“Co-Payment” means the payment required of the Enrollee at the time of obtaining service.

1-9	“Effective Date” means the last date on which the last Party to this Contract signed.

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1-10
“Emergency   medical   condition”   means   a   medical   condition   manifesting   itself   by acute symptoms of sufficient severity (including severe pain) that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in placing the health of an individual (or, with respect to a pregnant woman, the health of the woman or the unborn child) in serious jeopardy, serious impairments to bodily functions, or serious dysfunction of any bodily organ or part.

1-11
“Emergency   services”   means   covered   inpatient   and   outpatient   services   that   are furnished by a provider that is qualified to furnish these services under Section 1932 (b)(2) and 42 CFR 438.114(a) and that are needed to evaluate or stabilize an emergency medical condition.

1-12	“Enrollee” means an individual who meets FHKC standards of eligibility and has been enrolled in the Program.

1-13	“Executive Director” means the Executive Director of FHKC as appointed by the FHKC Board of Directors.

1-14
“Federally  Qualified  Health  Center”  (“FQHC”)  means  an  entity  that  is  receiving  a grant under section 330 of the Public Health Service Act, as amended, and Section 1905(1)(2)(B) of the Social Security Act. FQHCs provide primary health care and related diagnostic services and may provide dental, optometric, podiatry, chiropractic and mental health services.

1-15	“Florida Statutes” (“F.S.”) means the Florida Statutes as amended from time to time by the Florida Legislature during the term of this Contract.

1-16	“Invitation to Negotiate” (“ITN”) means the procurement documents released by the FHKC to competitively secure comprehensive health care services for FHKC enrollees.

1-17
“Primary      Care”      means      comprehensive,      coordinated      and      readily-accessible medical care including: health promotion and maintenance; treatment of illness or injury; early detection of disease; and referral to specialists when appropriate.

1-18
“Primary  Care  Providers”  means  those  physicians  licensed  in  the  State  of  Florida and included in INSURER’s network that are also board certified in Pediatrics or Family Medicine or who have received an exemption from such standards from FHKC.

1-19
“Post   stabilization   services”   means   covered   services,   related   to   an   emergency medical condition that are provided after an Enrollee is stabilized in order to maintain the stabilized condition, or, under the circumstances described in 42 CFR 438.114(e) to improve or resolve the Enrollee’s condition.

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1-20	“Program” means the program administered by FHKC as created by and governed under section 624.91, F.S. and related state and federal laws.

1-21	“Providers” means those providers set forth in INSURER’s Response to the Invitation to Negotiate (“ITN”) and the Enrollee handbook as from time to time may be amended.

1-22
“Rural  Health  Clinic”  (“RHC”)  means  a  clinic  that is  located in  an area  that  has a health-care provider shortage. An RHC provides primary health care and related diagnostic services and may provide optometric, podiatry, chiropractic and mental health services. An RHC employs, contracts or obtains volunteer services from licensed health care practitioners to provide services.

1-23	“Service Area” means the designated geographical area within which the INSURER is authorized by the Contract to provide services.

1-24	“Subcontractor” means any entity or person with whom INSURER has executed a contract to perform services covered under this Contract that may have otherwise been provided for directly by INSURER.

*END OF SECTION ONE*
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SECTION 2
FLORIDA HEALTHY KIDS CORPORATION (FHKC) RESPONSBILITIES

2-1           Coordination of Benefits

FHKC agrees that INSURER may coordinate health benefits with other insurers as provided for in section 624.91 (5)(c), F.S. and this Contract. INSURER also agrees to coordinate benefits with any other insurer under contract with FHKC to provide comprehensive dental care benefits to Enrollees, including the provision of prescription coverage by the Enrollee’s health insurer if prescribed by the Enrollee’s dental provider.

If INSURER identifies an Enrollee covered through another health benefits program, INSURER shall notify FHKC.  FHKC shall decide whether the Enrollee may continue coverage through FHKC in accordance with the eligibility standards adopted by FHKC and in accordance with any applicable state or federal laws.

2-2           Enrollee Identification

FHKC shall promptly furnish to INSURER enrollment information to sufficiently identify Enrollees in the Comprehensive Medical Care Services Plan authorized by this Contract in accordance with the following:

A.	Not less than seven (7) working days prior to the start of the coverage month, FHKC shall provide INSURER a listing of Enrollees eligible for coverage that month.

B.
By the fifth (5th) day after the effective date of coverage, FHKC shall also furnish INSURER a supplemental listing of eligible Enrollees for that coverage month. INSURER shall adjust enrollment retroactively to the first (1st) day of that month.

C.
FHKC may request INSURER accept additional Enrollees after the supplemental listing for enrollment retroactive to the first (1st) of that coverage month. Such additions will be limited to those Enrollees who made timely payments but were not included on the previous enrollment reports. If such additions exceed more than one percent (1%) of that month’s enrollment, INSURER reserves the right to deny FHKC’s request.

2-3           Payment to INSURER

FHKC will promptly forward the authorized premiums established under Section 3-21 on or before the first (1st) day of each month this Contract is in force beginning October 1, 2010. Premiums are past due if not paid by the fifteenth (15th) day of each month. If premiums are past due, INSURER may terminate coverage under this Contract after giving    FHKC    notice    of    the    intent    to    terminate.Termination    of    coverage    shall    be retroactive to the last day for which premium payment has been made.

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2-4           Insurer Assignment Process

Upon receipt of an application, FHKC shall assign each potential Enrollee to one of the available plans in the Enrollee’s county of residence based upon factors designated by FHKC. Enrollees will have a ninety (90) day free look period beginning with the Enrollee’s first coverage month with their assigned plan during which time, the Applicant or Enrollee may select another available plan without cause. After this ninety (90) day free look period, Enrollees will be locked into their plan until the Enrollee’s renewal period.

FHKC will also notify Enrollees of their right to request disenrollment from their plan and to select another plan outside of the free look period, if such choice is available in their county, as follows:

                 A.                For Cause, at the following times:

1.	The Enrollee has moved out of INSURER’s service area under this Contract;

2.	The Provider does not, because of moral or religious obligations, provide the service that the Enrollee needs;

3.
The Enrollee needs related services to be performed at the same time; not all related services are available within the INSURER’s network; and the Enrollee’s primary care provider determines that receiving the services separately would subject the Enrollee to unnecessary risk;

4.	The Enrollee has an active relationship with a health care provider who is not on the INSURER’s network but is in the network of another participating health plan that is open to new enrollees;

5.	The INSURER no longer participates in the county in which the Enrollee resides;

6.	The Enrollee’s health plan is under a quality improvement plan or corrective action plan relating to quality of care with FHKC; or,

7.	Other reasons, including but not limited to, poor quality of care, lack of access to services or lack of access to providers experienced in providing care needed by Enrollee.

                 B.                 At least every twelve (12) months;

C.	When FHKC grants the Enrollee the right to change health plans without cause, FHKC shall determine the Enrollee’s right to change plans on a case- by-case basis.

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2-5           Monitoring by FHKC

FHKC will directly or indirectly conduct periodic monitoring of the INSURER’s operations for compliance with the provisions of the Contract and applicable federal and state laws and regulations.

*END OF SECTION 2*
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SECTION 3       INSURER RESPONSIBILITIES

3-1           General Responsibilities

INSURER shall comply with all provisions of this Contract and its amendments, if any, and shall act in good faith in the performance of the Contract’s provisions. The INSURER shall develop and maintain written policies and procedures to implement all provisions of this Contract. INSURER agrees that failure to comply with all provisions of this Contract, applicable federal and state laws and regulations, shall result in the termination of the Contract, in whole or in part, as set forth in this Contract.

3-2           Access to Care

INSURER shall meet or exceed the appointment and geographic access standards for pediatric medical care existing in the community and as specifically provided in this Contract.

INSURER shall maintain a medical network, under staff or contract, sufficient to permit reasonably prompt medical services to all Enrollees in accordance with the terms of this Contract.

INSURER may not discriminate for the participation, reimbursement, or indemnification of any provider who is acting within the scope of his or her license or certification under applicable state law, solely on the basis of that license or certification.

                 3-2-1         Enrollment with a Primary Care Provider (PCP)

INSURER shall offer each Enrollee a choice of Primary Care Providers that meet the credentialing, access and appointment standards of this Contract. INSURER may auto-assign the Enrollee to a PCP that meets these requirements upon notification of enrollment; however if auto-assignment is utilized, the Enrollee must be permitted the opportunity to select another PCP within INSURER’s network that meets these requirements.

INSURER shall take into consideration, at a minimum, the Enrollee’s last PCP assignment, if known, closest PCP to Enrollee’s home address, zip code location, sibling assignments, and age.

INSURER shall provide each enrollee the following minimum information within five (5) business days of notification of enrollment:

A.	Notification of Enrollee’s PCP assignment, including contact information for the PCP;

B.	The Enrollee’s ability to select another PCP from INSURER’s network;

C.	A provider directory; and,

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                                    D.               The procedures for changing PCPs.

 3-2-2         Provider Credentialing

                                    A.              Primary Care Providers

INSURER’s primary care Provider network shall include only board certified pediatricians and family practice physicians or physician extenders working under the direct supervision of a board certified practitioner to serve as primary care physicians in its provider network.

    All primary care physicians must provide covered immunizations to Enrollees.

INSURER may request that an individual Provider be granted an exemption to this requirement by making such a request in writing to FHKC and submitting the proposed Provider’s curriculum vitae and stating a reason why the Provider should be granted an exception. Such requests will be reviewed by FHKC on a case by case basis and a written response will be made to INSURER on the outcome of the request.

A medical home, as defined by the American Academy of Pediatrics, with a board certified pediatrician or family practice physician or an exemption provider, must be identified for each Enrollee.

B.               Facility Standards

Facilities used for Enrollees shall meet applicable accreditation and licensure requirements and meet facility regulations specified by the Agency for Health Care Administration.

C.               Behavioral Health Care and Substance Abuse Providers

INSURER must maintain a provider network either directly or indirectly that includes qualified providers for child and adolescent substance abuse and behavioral health care services.

INSURER and its subcontractors agree to adopt section 394.491, F.S. and Chapter 397, F.S. as guiding principles in the delivery of services and supports to Enrollees with mental health and substance abuse disorders.

INSURER shall ensure that all direct behavioral health services provided to children and adolescents under this Contract are delivered by individuals or entities who meet the minimal licensure and credentialing standards set forth in statutes and rules of the Department of Children and Family Services, the Department of Health, and the Division of Medical   Quality  Assurance  of  the   Agency  for   Health  Care  Administration,

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                                    pertinent to the treatment and prevention of mental health and substance abuse disorders in children and adolescents.

INSURER, at a minimum, shall include within its subcontracted behavioral health care resources a psychiatric hospital licensed under Chapter 395, F. S., a crisis stabilization unit licensed under Chapter 394, F. S., and an addiction receiving facility, licensed under Chapter 397, F. S., which an enrolled child or adolescent may access as needed.

INSURER’s provider network shall also include board certified child psychiatrists or practitioners licensed to practice medicine, osteopathic medicine, psychology, clinical social work, mental health counseling, or marriage and family therapy with a minimum of 2 (two) years full-time, post graduate, paid experience providing mental health and/or substance abuse services in a setting that specializes in providing mental health and/or substance abuse services to children and/or adolescents.

3-2-3          Geographical Access

A.              Primary Care Medical Providers

Geographical access to board certified family practice physicians, pediatric physicians, primary care providers or Advanced Registered Nurse Practitioners (ARNP), experienced in child health care, of approximately twenty (20) minutes driving time from residence to Provider. This driving time limitation may be reasonably extended in those areas where such limitation    with    respect    to    rural    residences    is    unreasonable.In    such instance, INSURER shall provide access for urgent care through contracts with the closest available Providers.

B.               Specialty Care Medical Providers

Specialty medical services, ancillary services and hospital services are to be available within sixty (60) minutes driving time from Enrollee’s residence to Provider. The driving time limitation may be reasonably extended or waived in those areas where such limitation with respect to rural residences is unreasonable.

3-2-4          Appointment Standards

A.              Definitions

For the purposes of this Section, the following definitions shall apply:

1.                “Emergency care” means the level of care required for the treatment of an injury or acute illness that, if not treated immediately, could reasonably result in serious or permanent damage to the Enrollee’s health.

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2.	“Urgently needed care” or “Urgent Care” means the level of care that is required within a twenty-four (24) hour period to prevent a condition from requiring emergency care.

3.	“Routine care” means the level of care can be delayed without anticipated deterioration in the Enrollee’s condition for a period of seven (7) calendar days.

4.
“Routine physical examinations” means the Enrollee’s annual physical examination by the Enrollee’s primary care provider in accordance with the schedule established by the American Academy of Pediatrics.

B.               Appointment Access

INSURER shall provide timely treatment for Enrollees in accordance with the following standards:

1.                Emergency care shall be provided immediately.

2.	Urgently needed care shall be provided within twenty-four (24) hours.

3.	Routine care of Enrollees who do not require emergency or urgent care shall be provided within seven (7) calendar days of the Enrollee’s request for services.

4.	Routine physical examinations shall be provided within four (4) weeks of the Enrollee’s request.

5.                Follow-up care shall be provided as medically appropriate.

By utilization of the foregoing standards, FHKC does not intend to create standards of care or access to care different than those deemed acceptable within INSURER’s service area. Rather, FHKC intends that INSURER and its Providers timely and appropriately respond to Enrollee needs, as they are presented, in accordance with standards of care existing within the service area. In applying these standards, INSURER and Provider shall give due regard to the level of discomfort and anxiety of the Enrollees and their families.

3-3          Failure to Provide Access

In the event FHKC determines that INSURER or its Providers, has failed to meet the access standards established in this Contract, FHKC shall notify INSURER of its non-compliance. Such notice may be provided via facsimile or other means, specifying the failure in such detail as will reasonably allow INSURER to investigate and respond within

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five (5) business days for non-emergency care. Response to emergency or urgent non-compliance issues must be immediate upon receipt of notice.

If any such failure to provide access constitutes a material breach of this Contract, as determined by FHKC in its sole discretion, such material breach shall entitle FHKC to unilaterally terminate this Contract. Termination for material breach shall proceed pursuant to Section 4-18(C).

Upon FHKC identifying a material breach by INSURER, to address the ongoing health care needs of Enrollees, FHKC may direct Enrollees to seek such services outside of INSURER’s Provider network. Should FHKC direct such action, INSURER shall be financially responsible for all such services.

3-4          Integrity of Professional Advice to Enrollees

INSURER must comply with 42 CFR Section 457.985, Code of Federal Regulation which prohibits INSURER from interfering with the advice of health care professionals to Enrollees and requires that professionals engaged in the performance of INSURER’s duties under this Contract give information about treatments to Enrollees and their families as provided by law.

INSURER may not prohibit, or otherwise restrict, a health care professional, acting within the lawful scope of practice, from advising or advocating on behalf of an Enrollee who is his or her patient:

▪	For the Enrollee’s health status, medical care or treatment options, including any alternative treatment that may be self-administered.
▪	For any treatment the Enrollee needs in order to decide among all relevant treatment options.
▪	For the risks, benefits, and consequences of treatment or non-treatment.
▪	For the Enrollee’s right to participate in decisions regarding his or her health care, including the right to refuse treatment, and to express preference about future treatment decisions.

Likewise, INSURER agrees to comply with 42 CFR, Section 457.985, and any other applicable federal or state laws and regulations related to physician incentive plans including any disclosure requirements related to such incentive plans.

3-5          Benefits

INSURER agrees to make its provider network available to Enrollees in those counties designated under Section 3-21 and to provide the Comprehensive Medical Care Services in this Contract.

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INSURER shall not avoid costs for services covered under this Contract by referring Enrollees to publicly supported health care resources and requiring the Enrollee to utilize those resources.

INSURER may not object or otherwise refuse to provide a benefit or service covered under this Contract on moral or religious grounds.

3-6          Claims Payment

INSURER will pay any claims from its offices located at 8735 Henderson Road, Ren 2, Tampa, Florida 33634 or any other designated claims office located in its service area. INSURER will pay clean claims filed within thirty (30) business days or request additional information of the claimant necessary to process the claim.

3-7          Continuation of Coverage upon Termination of this Contract

INSURER agrees that, upon termination of this Contract for any reason, unless instructed otherwise by FHKC, it will continue to provide inpatient services to Enrollees who are then inpatients until such time as Enrollees have been appropriately discharged. However, INSURER shall not be required to provide such extended benefits beyond twelve (12) calendar months from the date the Contract is terminated.

If INSURER terminates this Contract at its sole option and through no fault of FHKC, and if on the date of termination an Enrollee is totally disabled and such disability commenced while coverage was in effect, that Enrollee shall continue to receive all benefits otherwise available under this Contract for the condition under treatment which caused such total disability until the earlier of:

A.              Expiration of the contract benefit period for such benefits;

B.	Determination by the Medical Director of INSURER that treatment is no longer medically necessary;

C.	Expiration of twelve (12) months from the date of termination of coverage; or,

D.	Election by a succeeding carrier to provide replacement coverage without limitation as to the disabling condition.

However, these benefits will be provided only so long as the Enrollee is continuously totally disabled and only for the illness or injury which caused the total disability.

For purposes of this section, an Enrollee who is “totally disabled” shall mean an Enrollee who is physically unable to work, as determined by the Medical Director of INSURER, due to an illness or injury at any gainful job for which the Enrollee is suited by education, training, experience or ability. Pregnancy, childbirth or hospitalization in and of themselves does not constitute “total disability”. In the case of maternity coverage, when   an   Enrollee   is   eligible   for   such   coverage   and   when   not   covered   by   a   succeeding

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carrier, a reasonable period of extension of benefits shall be granted. The extension of benefits shall be limited to the maternity services and newborn care benefits provided under this Contract and shall not be based on total disability.

3-8      Effective Date of Enrollee Coverage

Coverage for every Enrollee shall become effective at 12:01 a.m. EST/EDT, on the first day of the Enrollee’s first coverage month, as determined by FHKC.

3-9      Eligibility

INSURER shall accept those Enrollees which FHKC has determined meet the Program’s eligibility requirements.

A.           Program Eligibility

The following eligibility criteria for participation in the Program must be met:

1.
Enrollees must be children who are age five (5) years through eighteen (18) years. Age eligibility shall end on the last day of the month in which the Enrollee attains age nineteen (19). Age eligibility is based on the Enrollee’s age as of the first day of the coverage month.

2.	Enrollees must meet the eligibility criteria established under section 624.91, F.S. and as implemented by the FHKC Board of Directors.

3.	Eligible Applicants may enroll during time periods established by FHKC Board of Directors in accordance with section 624.91, F.S.

4.	Determination of eligibility for the Program is made solely by FHKC.

            B.            Requests for Eligibility Review

If INSURER has reasonable cause to believe that an Enrollee is not eligible for the Program because that Enrollee should in fact be placed in a different state or federal program for such services which eligibility would render that Enrollee ineligible for the Program, INSURER may request in writing that FHKC review the eligibility of that Enrollee. FHKC shall ensure that all records and findings maintained by FHKC concerning a particular eligibility determination will be made available to INSURER with reasonable promptness to the extent permitted under sections 624.91 and 409.821, F.S. regarding confidentiality of information held by FHKC and the Florida KidCare program.

            C.            Eligibility Dispute Process
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If after review under this section, INSURER and FHKC dispute whether or not an Enrollee is eligible for the Program, upon payment of a one hundred dollar ($100.00) fee to FHKC from INSURER, FHKC will seek an independent determination of eligibility from the entity administering the comparable federal or state insurance program for which INSURER alleges the Enrollee is eligible. Both INSURER and FHKC agree to be bound by the response of the entity receiving the request under this provision. INSURER and FHKC agree that the rights and remedies provided under this section shall be exclusive as to eligibility disputes.

If an Enrollee is determined not to be eligible for the Program and INSURER included that Enrollee in an actuarial memorandum to support a premium or rate modification request under this Contract, then INSURER shall submit to FHKC a revised supporting actuarial memorandum which excludes that Enrollee.

3-10    Enrollee Protections from Collection

Neither INSURER nor any representative of INSURER shall collect or attempt to collect from an Enrollee any money for services covered by the Program or any monies owed by FHKC to INSURER.

If the Enrollee receives a covered service under this Contract in accordance with the Covered Benefits under Attachment D from a Provider but the Provider is not paid by INSURER, the Enrollee shall not be held liable for monies owed to the Provider by the INSURER. If the Provider is paid less than billed charges, neither the Provider nor the INSURER may hold the Enrollee liable for the rest of the fee except for any co-payment as specified in Attachment D of this Contract.

3-11    Enrollment Procedures

Within five (5) business days of receipt of an enrollment file specified under Section 2-2, INSURER shall provide each Enrollee with an enrollment package. The enrollment package shall include, at a minimum, the following items:

A.	A membership card displaying the Enrollee’s name, identification number and effective date of coverage as well as any other information required by state or federal law.

B.	An Enrollee handbook that complies with any federal or state requirements and has been approved by FHKC. The handbook shall include the following minimum elements:

▪	A description of how to access services including any requirements for prior authorization of any services, including specialty care.
▪	A listing of benefits and any associated Co-Payment requirements. The description of the benefits and co-payments must be in

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sufficient detail as to the amount, duration and scope to ensure that Enrollees understand the benefits covered by this Contract. Co-Payment requirements shall specifically explain that in the event the Enrollee fails to pay the required Co-Payment, INSURER may decline to provide non-emergency or non-urgently needed care unless the Enrollee meets the conditions of waiver of Co-Payments described in Attachment D.

▪	A description of what constitutes an emergency medical condition, emergency services and post-stabilization services and that prior authorization is not required for emergency services. The handbook should also cover the locations of emergency settings and the process for obtaining services, including use of the local 911 service.

▪	INSURER’s grievance process; and,

▪	Enrollee’s Rights and Responsibilities and Enrollee Protections.

C.
A current listing of all participating Primary Care Providers, specialists and other medical providers that includes the following minimum information for each primary care physician, specialist and hospital:

▪	Address and Telephone Number;

▪	Office hours;

▪	Any age limitations

▪	Non-English languages spoken; and,

▪	Whether the provider is accepting new patients.

Any cancellation of Enrollees from coverage shall be processed timely by INSURER upon receipt of the monthly enrollment files. INSURER will provide written notice of the effective date of cancellation, by regular mail, to each affected Enrollee within five (5) business days of receipt of such information.

INSURER must also comply with the guidance issued by the Office of Civil Rights of the United States Department of Health and Human Services (“Policy Guidance on Title VI Prohibition against National Origin Discrimination as it Effects Persons with Limited English Proficiency) regarding the availability of information and assistance for persons with limited English proficiency.

3-12    Extended Coverage

Except for terminations resulting from fraud, INSURER agrees to offer individual coverage to all terminated Enrollees without regard to health condition status.
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3-13           Fraud and Abuse

                    3-13-1                      Definition of Fraud and Abuse

The  following  acts  by  a  FHKC  Applicant,  Enrollee  or  other  person  are considered Fraud:

A.
Knowingly failing by an false statement, misrepresentation, impersonation, or other fraudulent means, to disclose any material fact necessarily used in making the determination as to such person’s qualification to receive Comprehensive Medical Care Services coverage under the Program;

B.
Knowingly failing to disclose a change in circumstances in order to obtain or continue to receive Comprehensive Medical Care Services under the Program to which he or she is not entitled or in an amount larger than that to which he or she is entitled.

C.	Using or attempting to use, transfer, acquire, traffic, alter, forge, or possess a FHKC identification card to which he or she is not entitled.

D.	Committing any act subject to prosecution under Section 409.814, F.S.

E.	Aiding or abetting another person in the commission of any act under this definition.

3-13-2                      Fraud Prevention

INSURER shall have in place appropriate preventative and detection measures which ensure against fraud and abuse as defined in this Contract that complies with all state and federal laws and regulatory requirements, including the applicable provisions of 42 CFR 438.608, 42 CFR 4559(a)(2) and Section 409.814, F.S.

FHKC shall have access to monitor such fraud and abuse prevention activities conducted by INSURER. If INSURER obtains information demonstrating or indicating fraud by subcontractors, Applicants or Enrollees, INSURER shall report its findings to FHKC for investigation.

At a minimum, INSURER’s fraud and abuse program shall include:

                                     A.             A compliance officer with sufficient experience in health care, who shall    have    the   responsibility    and   authority   for   carrying   out    the

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                                                      provisions    of    the    Fraud    and    Abuse    policies    of    procedures    of INSURER.

B.	Adequate staffing and resources to investigate unusual incidents and to develop corrective action plans to assist INSURER with preventing and detecting potential Fraud and Abuse activities.

C.	Submission of INSURER’s Fraud and Abuse policies to FHKC within thirty (30) calendar days of initial execution of this Contract and then annually thereafter by July 1st.

D.	Internal controls and policies and procedures that are designed to prevent, detect, and report known or suspected Fraud and Abuse activities.

E.	Provisions for the investigation and follow-up of any reports notification to FHKC of, including but not limited to, any fraud by subcontractors, Applicants, or Enrollees.

F.	Cooperation in any investigation by FHKC, State, or Federal entities or any subsequent legal action that may result from such an investigation.

G.	Non-retaliation policies against any individual that reports violations of INSURER’s Fraud and Abuse policies and procedures or suspected Fraud and Abuse.

H.
Distribute   written   Fraud   and   Abuse   policies   to   its   employees   in accordance with Section 6032 of the federal Deficit Reduction Act of 2005, including the rights of employees to be protected as whistleblowers.

3-14           Grievances and Complaints

INSURER agrees to provide a grievance process for all Enrollees. Any such grievance process shall be governed by applicable federal and state laws and regulations.

INSURER shall provide to FHKC a copy of INSURER’s current grievance process for Enrollees upon execution of this Contract and then annually by July 1st. Additionally, INSURER shall provide FHKC with advance notice of any proposed changes to the process. Such changes must be reviewed and approved by FHKC prior to implementation.

INSURER shall maintain a record of all formal and informal grievances that includes the date, name, nature and disposition of each grievance. INSURER shall provide FHKC with a quarterly report of all grievances and complaints received by INSURER involving Enrollees. The report shall list the number of grievances received during the quarter and the disposition of those grievances.

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INSURER   shall   also   inform   FHKC   of   any   grievances   that   are   referred   to   the   Statewide Subscriber Assistance Panel or its successor prior to their presentation at the panel.

A provider, acting on behalf of the Enrollee and with the Enrollee’s written consent, may also file an appeal.

3-15           Indemnification

INSURER agrees to indemnify and hold FHKC harmless from any losses resulting from negligent, dishonest, fraudulent or criminal acts of INSURER, its officers, its directors or its employees, whether acting alone or in collusion with others.

INSURER shall indemnify, defend and hold FHKC and its officers, employees and agents harmless from all claims, suits, judgments or damages, including court costs and attorney fees, arising out of negligence or intentional torts by INSURER.

INSURER shall hold Enrollees harmless from all claims for payments of covered services, except Co-Payments, including court costs and attorney fees arising out of or in the course of this Contract pertaining to covered services. In no case will FHKC or Enrollees be liable for any debts of INSURER.

INSURER agrees to indemnify, defend and hold harmless FHKC, its officers, agents and employees from:

A.
Any claims or losses attributable to a service rendered by any subcontractor, person or firm performing or supplying services, materials, or supplies in connection with the performing or supplying of services, materials or supplies in connection with the performance of this Contract regardless of whether or not FHKC knew or should have known of such improper service, performance, materials or supplies.

B.
Any failure of INSURER, its officers, employees or subcontractors to observe Florida law, including but not limited to labor laws and minimum wage laws, regardless of whether FHKC knew or should have known of such failure.

With respect to the rights of indemnification given herein, INSURER agrees to provide FHKC, if known to INSURER, timely written notice of any loss or claim and the opportunity to mitigate, defend and settle such loss or claim as a condition of indemnification. With respect to the right of indemnification given herein, FHKC agrees to provide to INSURER, if known, timely written notice of any loss or claim and the opportunity to mitigate, defend and settle such loss or claim as a condition to indemnification.

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3-16           Insurance

INSURER shall not commit any work in connection with this Contract until it has obtained all types and levels of insurance required and approved by the appropriate state regulatory agencies. The required insurance includes but is not limited to worker’s compensation, liability, fire insurance and property insurance. FHKC shall be provided proof of coverage of insurance by a certificate of insurance within ten (10) business days of contract execution. Continuing evidence of insurance coverage must be provided to FHKC by July 1st  of each year.

FHKC shall be exempt from and in no way liable for any sums of money that may represent a deductible in any insurance policy. The payment of such deductible shall be the sole responsibility of INSURER or subcontractor holding such insurance. The same holds true of any premiums paid on any insurance policy pursuant to this Contract. Failure to provide proof of coverage shall constitute a material breach under Section 4-18(C).

3-17           Lobbying Disclosure

INSURER shall comply with applicable state and federal requirements for the disclosure of information regarding lobbying activities of INSURER, subcontractors or any authorized agent. Certification forms shall be filed by INSURER certifying that no state or federal funds have been or will be used in lobbying activities at contract execution and updated annually each July 1st.

3-18           Medical Records Requirements

INSURER shall require Providers to maintain medical records for each Enrollee under this Contract in accordance with applicable federal and state law.

A.	Medical Quality Review and Audit

INSURER is subject to an annual independent external medical quality review or other performance review during this Contract term. The independent auditor’s report will include a written review and evaluation of care provided to Enrollees. INSURER agrees to cooperate in all evaluation and review efforts conducted or authorized by FHKC.

B.	Privacy of Medical Records

INSURER shall maintain all individual medical records with confidentiality and in accordance with state and federal guidelines. INSURER agrees to abide by all applicable state and federal laws governing the confidentiality of minors and the privacy of individually identifiable health information. INSURER’s policies and procedures for handling medical records and protected health information shall comply with the Health Insurance Portability and Accountability Act of 1996 (HIPAA), as amended from time to time, and shall include provisions for when an

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Enrollee’s protected health information may be used or disclosed without consent or authorization.

C.	Requests by Enrollees for Medical Records

INSURER will guarantee that each Enrollee or Applicant for the Enrollee may request and receive a copy of records and information pertaining to that Enrollee in a timely manner. Additionally, the Enrollee or Applicant may request that such records be corrected or supplemented.

3-19           Membership and Marketing Materials

                    3-19-1    Use of FHKC and Florida KidCare Marketing Materials

INSURER shall not utilize the marketing materials, logos, trade names, service marks or other materials belonging to FHKC without FHKC’s written consent. Written authorization must be received for each individual use or activity.

INSURER also may not utilize any marketing materials, logos, trade names, service marks or other materials identifying the Florida KidCare program without obtaining prior written authorization from the state agency holding the rights to such names or marks.

3-19-2    Requirements for Member Materials

INSURER is responsible for all preparation, cost and distribution of member handbooks, plan documents and other membership materials, as well as orientation for Enrollees. Information must be provided at a reading level of not greater than a fourth (4th) grade comprehensive level and be provided in a manner and format that is easily understood. Suggested reference materials to determine whether the written materials meet this requirement are:

▪	Fry readability index;

▪	PROSE The Readability Analyst (software developed by Education Activities, Inc.);

▪	Gunning FOG Index;

▪	McLaughlin SMOG Index;

▪	The Flesch-Kincaid Index; and/or

▪	Other software approved by FHKC.

INSURER shall make all written materials available in alternative formats and in a manner that takes into consideration the Enrollee’s special needs, including those who are visually impaired or have limited reading proficiency. INSURER shall

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notify all Enrollees that information is available in alternative formats and how to access those formats.

INSURER   shall   also   include   information   on   how  Enrollees   access   other   program services not covered by INSURER such as dental services.

A.            Cultural Competency

Materials must be appropriate to the population served including, but not limited to, alternate language access in accordance with federal requirements, and must be unique to the Program.

In accordance with 42 CFR 438.206, INSURER shall have a comprehensive written Cultural Competency Plan describing how INSURER will ensure that services are provided in a culturally competent manner to all Enrollees, including those with limited English proficiency. The Cultural Competency Plan must describe how the INSURER, its providers, employees and systems will effectively provide services to people of all cultures, races, ethnic backgrounds, and religions in a manner that recognizes, affirms, and respects the worth of the Enrollee and protects and preserves the dignity of each.

INSURER shall submit its initial plan under this Section upon execution of this Contract for approval by FHKC and annually thereafter by July 1st.

B.             Other Languages and Translation Services

INSURER is required to provide oral translation services of information to any Enrollee who speaks any non-English language regardless of whether an Enrollee speaks a language that meets the threshold of a prevalent non-English language. INSURER is required to notify Enrollees of the availability of oral interpretation services and to inform them of how to access such services. There shall be no charge to the Enrollee for translation services.

INSURER shall make all written materials available in English, Spanish, and all other appropriate foreign languages. The appropriate foreign languages comprise all languages in INSURER’s counties covered by this Contract spoken by approximately five percent (5%) or more of the INSURER’s total FHKC population.

C.             Minimum Requirements for Member Notifications

At a minimum, INSURER shall ensure that all Enrollees are made aware of the following:

1.           The rights and responsibilities of both the Enrollee and INSURER;

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2.           The role of the PCP;

3.           What to do in an emergency or urgent medical situation;

4.	How to request a Grievance, Appeal or contact the Subscriber Assistance Panel;

5.           How to report Fraud and Abuse;

6.	Procedures for referrals and prior authorizations, including prescription coverage;

7.	How to acquire behavioral health and substance abuse services;

8.	Any additional telephone numbers or contact information for reaching INSURER; and,

9.	Eligibility compliance requirements under the Program, specifically for payment of premiums and renewal.

D.            FHKC Approval and Review

All Enrollee handbooks, forms and member materials must be approved by FHKC prior to distribution. In addition, INSURER agrees to annually provide FHKC with a copy of all previously approved membership materials, including the Cultural Competency Plan, for review by July 1st.

E.             Direct Marketing Restrictions

INSURER may engage in marketing activities subject to the prior written review and approval of any such events, materials and activities by FHKC. INSURER will submit scheduled events at least one (1) week in advance of the event if materials for such event have not been previously approved by FHKC. All other events must be approved at least twenty-four (24) hours in advance. INSURER will use only marketing materials which have been approved in writing by FHKC.

INSURER may also implement retention efforts directed at its current Enrollees subject to the review and written approval of FHKC.

In any marketing activities, INSURER is required to distribute any approved materials to its entire service area as covered by this Contract. INSURER may not seek to influence enrollment in conjunction with the sale or offering of any private insurance and the INSURER may not engage, directly or indirectly, in door-to-door, telephone or any cold-call marketing activities.

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F.               Use of Insurer’s Name

INSURER consents to the use of its name in any marketing and advertising or media presentations describing FHKC which are developed and disseminated by FHKC. INSURER reserves the right to review and concur in any such marketing materials prior to dissemination.

3-20           Notification Requirements

           A.     Immediate Notification Requirements

            INSURER shall immediately notify FHKC in writing of:

1.	Any judgment, decree or order rendered by any court of any jurisdiction or Florida administrative agency enjoining INSURER from the sale or provision of services under Chapter 641, Part II, F.S.

2.	Any petition by INSURER in bankruptcy or for approval of a plan of reorganization or arrangement under the Bankruptcy Act or Chapter 631, Part I, F.S. or an admission seeking relief provided therein.

3.	Any petition or order of rehabilitation or liquidation as provided in Chapter 631 or 641, F.S.

                            4.     Any order revoking INSURER’s Certificate of Authority.

5.	Any administrative action taken by the Department of Financial Services, Office of Insurance Regulation or the Agency for Health Care Administration in regard to INSURER.

6.	Any medical malpractice action filed in a court of law in which an Enrollee is a party (or in which Enrollee’s allegations are to be litigated).

7.	The filing of an application for change in ownership that is greater than five percent (5%) with the Florida Department of Financial Services or the Office of Insurance Regulation.

8.
Any pending litigation or commencement of legal action involving INSURER in which liability for or INSURER’s obligation to pay could exceed five hundred thousand dollars ($500,000.00) or ten percent (10%) of INSURER’s surplus.

                    B.    Monthly Notification Requirements

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INSURER shall inform FHKC monthly of any changes to the provider network that differ from the network presented in the original bid proposal, including discontinuation of any primary care providers or physician practice associations or groups with Enrollees on its panels. FHKC may require INSURER to provide FHKC with evidence that its provider network continues to meet the access to care requirements under this Contract.

3-21            Premium Rate Provisions

                    3-21-1    Premium Rate

The premium rate charged for the provision of Comprehensive Medical Care Services for October 1, 2010 through September 30, 2011 shall be as follows:

As to HEALTHEASE:

COUNTY	PER MEMBER PER MONTH
Bay	$106.29
Citrus	$103.00
Clay	$98.82
Duval	$84.04
Martin	$101.56
Nassau	$107.15
Washington	$109.04

As to STAYWELL:

COUNTY	PER MEMBER PER MONTH
Broward	$136.75
Miami-Dade	$113.47
Hernando	$106.55
Hillsborough	$94.37
Lee	$115.43
Orange	$121.14
Osceola	$92.84
Palm Beach	$95.12
St. Lucie	$78.52

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The premium rate charged for the provision of Comprehensive Medical Care Services for January 1, 2011 through September 30, 2011 shall be as follows:

As to STAYWELL:

COUNTY	PER MEMBER PER MONTH
Pasco	$99.13
Pinellas	$94.18

3-21-2    Additional Requirements for Premium Rates

A.           Minimum Medical Loss Ratio

The minimum medical loss ratio shall be eighty-five (85%) percent.

The medical loss ratio calculations shall include rebates, discounts or other adjustments to the medical costs received by the INSURER.

INSURER shall also identify in its submission all medical expense payments to affiliated and related companies and explain any such affiliations.

FHKC may issue additional written guidance on the definition of medical expenses to INSURER. Federal and state regulations on the definition of medical loss ratios may also be applicable, once adopted. Should such guidelines be applied, FHKC shall notify INSURER in writing.

B.            Maximum Administrative Component

The maximum administrative component shall not exceed fifteen (15%) percent. INSURER shall identify what components and subcomponents have been included in its administrative expenses. FHKC may provide additional written guidance on the definition of administrative expense. Federal and state regulations on the definition of administrative expense may also be applicable once adopted. Should such guidelines be applied, FHKC shall notify INSURER in writing.

                    3-21-3    Experience Adjustment

In the event that the actual medical loss ratio (MLR) that the INSURER achieves for this Contract is better than eighty five percent (85%), calculated in the same manner as the premium development and allocation methodology utilized in INSURER’s   ITN   response,   INSURER   shall   return   to   FHKC   a   share   of   the   dollar

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difference between the INSURER’s actual MLR for said period and the projected minimum MLR of eighty five percent (85%) based on the following tiered Experience Adjustment schedule:

A.	Tier I: MLR of 84.99 to 82.00 Percent: (84.99% to 82.00%)	50% to FHKC

B.	Tier II: MLR of 81.99 Percent or Less: (81.99% or less)	100% to FHKC

If INSURER’s actual MLR is less than eighty-five percent (85%) during a Contract Year, but not lower than eighty-two percent (82%), INSURER shall return to FHKC fifty percent (50%) of the difference between the actual MLR and the projected minimum MLR of eighty-five percent (85%), pursuant to sub-paragraph 3-21-3A Tier I.

If INSURER’S actual MLR is less than eighty-two percent (82%) during any Contract Year, INSURER shall return to FHKC the sum of the Tier I and Tier II experience adjustment pursuant to sub- paragraph 3-21-3A and B, as follows:

1)	fifty percent (50%) of the difference between INSURER’s actual MLR of eighty-two percent (82%) and the minimum MLR of eighty-five percent (85%), and

2)	one hundred percent (100%) of the difference between INSURER’s actual MLR and the Tier II maximum MLR of eighty-two percent (82%).

The Experience Adjustment calculations of Section 3-21-3, Experience Adjustment, shall be based on a twenty-four (24) month period beginning on October 1, 2009 and ending on September 30, 2011. The calculations are based on a single contract year for all other contract periods.

3-21-4    Annual Experience Adjustment Reporting Requirements

For the Annual Experience Adjustment Report, INSURER shall provide FHKC with a written copy of its findings for each Contract year by April 1st (first). If any payments are due under this provision, INSURER shall forward such payment to FHKC no later than May 1st. INSURER may be subject to audit or verification by FHKC or its designated agents and shall maintain all records necessary to conduct such examinations throughout the contract term.

Any estimates included in such reports must be self-correcting such as for incurred by not yet realized claims (IBNR), as determined by FHKC, or if not determined to be self-correcting. FHKC shall require INSURER to conduct a true-up of medical loss ratio calculations twenty-four (24) months after each contract period or experience adjustment reporting period where such an event has occurred.    If    any    payments    are    due    under    this    final    true-up,    INSURER    shall

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                    forward   such   payment   to   FHKC   no   later   than   November   1st   of   the   end   of   that twenty-four month period.

Submission for any Experience Adjustment report shall be in a format established by FHKC and include sufficient documentation, as determined by FHKC, to support the medical loss ratio calculation and to allow FHKC to evaluate the component and subcomponent expenses that have been included in the calculations.

FHKC shall determine the adequacy of the information supplied under this section and whether or not the calculation has been accurately performed.

After receipt of INSURER’S submission, FHKC may request that the calculation also be provided on a county by county basis.

INSURER’S submission must include the following minimum information:

Insurer Name:
Contract Year:
Counties Included in Calculation:

Total Premiums Paid to INSURER during Contract Year: $
Actual Incurred Claims for Contract Year:                                      $
Medical Loss Ratio Achieved:                                                         %

Apply adjustment percentage in accordance with Section 3-21-3.

Amount Due to FHKC:                                                                       $

3-21-5    Quarterly Medical Loss Ratio Reporting Requirements

INSURER must submit a quarterly medical loss ratio report with results presented by month with claims incurred to date, by county as well as for INSURER’s entire book of business covered under this Contract. The format for the quarterly report shall be established by FHKC.

This ongoing report should be updated each quarter to include any updated claims information received since the prior quarterly report.

The report is due by the end of the second month following the close of the quarter as follows:

January 1 – March 30:                                  May 31st
April 1 – June 30:                                          August 31st
July 1 – September 30:                                 November 30th
October 1 – December 31:                           February 28th

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                    If the reporting deadline falls on a holiday or weekend, the report is due on the next business day.

 3-22          Premium Rate Modifications

INSURER shall provide an actuarial memorandum to FHKC supporting any premium rate adjustment requested under this Section prior to any adjustment taking effect.

3-22-1    Annual Adjustment Request

Upon request by INSURER, the Board of Directors of FHKC may approve an annual adjustment to the premium rate. Prior to any submission deadline, FHKC will provide INSURER with any trend information or other actuarial standards that may be applied to any rate requests by FHKC’s consulting actuary during the review process.

Each adjustment request must meet all of the following conditions:

A.	Any request to adjust the premium rate for the upcoming Contract Year must be received by FHKC by April 1st (first).

B.	INSURER’S request for an adjustment must be accompanied by a supporting actuarial memorandum which includes a breakdown of the rate utilizing the following categories:

Primary Care Physicians
Specialty Care
Hospital Inpatient
Hospital Outpatient
Pharmacy
Durable Medical Equipment
Behavioral Health
Substance Abuse
Other Services (Provide details)
Administration

C.	Any proposed premium rate adjustment must include all counties covered by the currently approved premium rate and be presented in the same format as submitted by INSURER under the ITN process.

D.
The proposed premium rate shall not be excessive or inadequate in accordance with the standards established by the Department of Financial Services or the Office of Insurance Regulation for such determination.

E.	All approved rate adjustment requests under this Section are effective October 1st (first) through September 30th (thirtieth).

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F.
Non-compliance      with      any      reporting      requirements      under      this Contract may result in the denial of a rate adjustment request submitted by INSURER at FHKC’s sole discretion, and such denial is not subject to the provisions of Section 3-22-2.

3-22-2    Annual Premium Rate Adjustment Denials

In the event that INSURER’s annual premium rate adjustment is denied by the Board of Directors of FHKC, and INSURER desires to appeal such decision, INSURER may request that an independent actuary be retained to determine whether or not the proposed rate is excessive or inadequate.

A.
Any request for a review of a denied premium rate must be submitted by INSURER to FHKC in writing within fourteen (14) calendar days of the date of the board meeting in which the Board of Directors denied the premium rate request.

B.
Within fourteen (14) calendar days of receipt of such request, FHKC shall provide INSURER with a list of three (3) qualified, independent actuaries and also provide the curriculum vitae for each proposed independent actuary. INSURER shall select an independent actuary from the list provided by FHKC no later than fourteen (14) calendar days following receipt of all information from FHKC.

FHKC shall ensure that none of the three (3) qualified independent actuaries offered for selection has a working or personal relationship with FHKC’s contracted actuary. INSURER shall ensure that the actuary selected from the three (3) qualified, independent actuaries received from FHKC does not have a historical or current working relationship with INSURER or any working or personal relationship with an employee of INSURER or a Consultant/Contractor of INSURER involved in the course of this review or the original filing for a rate increase outside the scope of this project.

C.	The Letter of Engagement will be executed by the selected independent actuary, FHKC and INSURER.

D.	FHKC and INSURER are financially responsible for the fees incurred by the independent actuary for this dispute process and shall each pay fifty percent (50%) of the total costs.

E.
All communications after execution of the Letter of Engagement and up through the submission of the final report by the independent actuary shall include both FHKC and INSURER, no communication may take place between the contracted

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independent actuary and just one (1) of the other parties. If such communication takes place, the independent actuary will be disqualified and the Letter of Engagement terminated, immediately, and the review process begins again with a different independent actuary, pursuant to this Section.

F.
The selected independent actuary will only review the original rate request as filed by INSURER, any reports developed by FHKC or FHKC’s consulting actuary and any supplemental communications regarding the proposed rate in existence prior to denial of the rate by the FHKC board of directors. No new information may be considered during the review process, unless both FHKC and INSURER in writing agree to the provision of such information.

G.	In conducting the review, the independent actuary may:

a.      Uphold the rate requested by INSURER; or

b.      Deny the rate requested by INSURER.

If the independent actuary denies the rate requested by the INSURER, the independent actuary may recommend a revised rate. In no event may the independent actuary’s recommended rate be higher than the original rate requested by the INSURER.

Acceptance of the revised rate is at the discretion of the FHKC Executive Director after consulting with FHKC’s actuary. If the revised rate is denied by the Executive Director, the premium rate shall continue at the previous, most recently approved rate. INSURER may submit a written request for a review of that determination at the next regularly scheduled meeting of the FHKC Board of Directors following the Executive Director’s decision.

H.
The independent actuary’s findings as described in Paragraph G of this Section must be in writing and communicated to both FHKC and INSURER within thirty (30) calendar days after execution of the Letter of Engagement by all parties.

I.
The   effective   date   of   any   premium   rate   adjustment   based   upon the actuary’s determination shall be October 1st (first) or the first of the month following receipt of the independent actuary’s findings, whichever occurs first.

J.
The  findings  of  the  independent  actuary  to  either  uphold  or  deny the rate will be binding. However, if the independent actuary finds that the rate should be denied, then at the discretion of the Executive Director:

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1.	If the independent actuary provides a new recommended rate, the recommended revised rate may be implemented; or

2.	The previous, most recently approved rate may be continued for the upcoming Contract Year.

3-22-3    Change in Benefit Schedule

INSURER understands that changes in federal and state law may require amendments to the Enrollee Benefit Schedule during the Contract term. Should such changes be necessary, FHKC shall notify INSURER in writing of the required change and INSURER shall have thirty (30) days to agree to the amended Benefit Schedule.

If the change in the benefit schedule results in a reduction in a benefit level or increases in co-payments, FHKC may require that INSURER reduce its premium rate by an amount actuarially equivalent to the benefit reduction.

If benefits or co-payments are modified under this Section, INSURER may submit a request for a rate adjustment to accommodate this modification. Final determination of the INSURER’s compliance under this Section shall be made by FHKC and shall not be subject to the provisions of Section 3-22-2.

If INSURER elects not to implement the necessary change, FHKC may terminate this Contract by providing INSURER with a written notice of intent to terminate and include a include a termination date of not less than ninety (90) days from the date of the written notification or earlier if required by law.

3-22-4   Specialty Fee Arrangements

FHKC shall have the right to negotiate specialty fee arrangements with non-INSURER affiliated providers and make such rates available to INSURER. In such cases, if there is a material impact on the premium rate, it will be adjusted by INSURER in a manner consistent with sound actuarial practices.

3-23           Program Integrity

3-23-1   Excluded Providers

INSURER may not knowingly have a relationship with the following:

A.
An    individual   who   is   debarred,    suspended,    or   otherwise excluded from participating in procurement activities under the Federal Acquisition Regulation or from participating in non-procurement activities under regulations issued under Executive Order No.12549 or under guidelines implementing Executive Order No. 12549.

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B.	An individual who is an affiliate, as defined in the Federal Acquisition Regulation, of a person described above.

The relationship is described as follows:

1.           A director, officer, or partner of the INSURER.

2.	A person with beneficial ownership of five percent (5%) or more of the INSURER’s equity.

3.	A person with employment, consulting or other arrangement with the INSURER under its contract with FHKC or the State.

INSURER’s network may not include any providers excluded for participation by Medicare, Medicaid or CHIP, except for emergency services.

3-23-2    Physician Identifiers – National Provider Identifier (NPI)

INSURER must require each physician included within its network to have a unique identifier when such a system has been implemented.

3-23-3   Conflict of Interest Safeguards

Annually, INSURER shall complete and submit Attachment F of this Contract identifying any Conflict of Interests or affirming that no conflicts exist. INSURER affirms that it meets or exceeds the federal safeguards of 41 U.S.C. 423, section 27.

3-24      Quality Management

3-24-1   Quality Improvement Plans

INSURER shall have an ongoing Quality Improvement Plan (QIP) that objectively and systematically monitors and evaluates the quality and appropriateness of care and services rendered, thereby promoting Quality of Care and quality patient outcomes in service performance to its Enrollees. QIP’s must meet all of the following minimum requirements:

A.	INSURER shall develop and submit to FHKC a written QIP within thirty (30) calendar days from execution of the initial Contract and resubmit such plan by July 1st of each year for written approval.

B.
INSURER’s written policies and procedures shall address components of effective health care management including, but not limited to, anticipation, identification, monitoring, measurement, evaluation of Enrollees’ health care needs, and effective action to promote quality of care.

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C.
INSURER shall define and implement improvements in processes that enhance clinical efficiency, provide effective utilization, and focus on improved outcome management achieving the highest- level of success.

D.	INSURER’s QIP shall demonstrate in its care management, specific interventions to better manage the care and promote healthier Enrollee outcomes.

E.
INSURER shall cooperate with FHKC and any external quality review organization or entity contracted with FHKC for such reviews. FHKC shall establish the methodology and standards for quality improvement that comply with any federal and state laws or regulations.

3-24-2   Quality Improvement Plan Committee

INSURER shall have QIP Committee. INSURER’s Medical Director shall serve as either the Chairman or Co-Chairman of the QIP Committee. Other Committee members shall be selected by INSURER but must include:

1)     The Quality Director;
2)     The Grievance Coordinator;
3)     The Utilization Review Manager;
4)     The Credentialing Manager;
5)     The Risk Manager\Infection Control Profession (if applicable);
6)     Advocate Representation (if applicable);
7)     Provider Representation, either through providers serving on the Committee or through a provider liaison position such as a representative from the network management department.

The Committee shall meet on a regular periodic basis, no less than quarterly.

3-24-3   External Quality Review

FHKC shall also conduct annual external quality review activities during the Contract term. INSURER shall cooperate in all such activities and provide records, files and access in a timely manner to FHKC or agents acting on FHKC’s behalf. Performance Improvement Projects (PIPs) specific to INSURER and to the overall Program resulting from such reviews may also be required from INSURER as a result of these activities and INSURER agrees to also cooperate and participate in these activities.

3-25           Records Retention and Accessibility

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A.
INSURER agrees to maintain books, records and documents in accordance with generally acceptable accounting principles which sufficiently    and    properly    reflect    all    expenditures    of    funds    provided    by FHKC under this Contract.

B.
INSURER shall have all records used or produced in the course of the performance of this Contract available at all reasonable times for inspection, review, audit or copying to FHKC, any vendor contracted with FHKC or any state or federal regulatory agency as authorized by law or FHKC. Access to such records will be during normal business hours and will be either through on-site review of records or through the mail. These records shall be retained for a period of at least five (5) years following the term of this Contract, except if an audit is in progress or audit findings are yet unresolved, in which case records shall be kept until all tasks are completed.

C.
INSURER agrees to cooperate in any evaluative efforts conducted by FHKC or an authorized subcontractor of FHKC both during and for a period of at least five (5) years following the term of this Contract. These efforts may include a post-Contract audit.

D.
Additionally, INSURER agrees to provide to FHKC, by July 1st (first) each year, an audited financial statement for INSURER’S preceding fiscal year. If such is not customarily available in the ordinary course of INSURER’S business, then a written statement from an accountant verifying the financial stability of INSURER shall be submitted and be subject to the approval of the FHKC Board of Directors.

E.	INSURER shall include all the requirements of this subsection in all approved subcontracts and assignments and INSURER agrees to require subcontractors and assignees to meet these requirements.

It is expressly understood that evidence of INSURER’S refusal to substantially comply with this provision or such failure by INSURER’S subcontractors, assignees or affiliates performing under this Contract shall constitute a material breach and renders this Contract subject to unilateral cancellation by FHKC.

3-26           Refusal of Coverage

INSURER shall not refuse to provide coverage to any Enrollee on the basis of past or present health status.

3-27           Regulatory Filings

INSURER will forward all regulatory filings relating to this Contract to FHKC for its review and approval. Once such regulatory filings are approved, FHKC will submit such filings to the extent required by law or as desired by FHKC to the Department of Financial Services or other appropriate regulatory entity on INSURER’s behalf.

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3-28           Reporting Requirements

INSURER shall comply with all reporting requirements under this Contract in the manner and timeframes specified for each report and as listed under Attachment E.

INSURER shall also provide quarterly encounter and claims data for all services rendered under this Contract including any services provided by contracted Providers. Such data shall be submitted on a quarterly basis utilizing a process and format established by FHKC. FHKC may amend the process, format or requirements during the Contract term and INSURER shall incorporate any such changes no later than the third (3rd) quarter’s report after notification of such changes by FHKC.

INSURER is responsible for guaranteeing that all subcontractors comply with these reporting requirements. INSURER also agrees to attest to the accuracy, completeness and truthfulness of claims and payment data that are submitted to FHKC under penalty of perjury. Access to Enrollee claims data by FHKC, the State of Florida, the federal Centers for Medicare and Medicaid Services and the Department of Health and Human Services Inspector General will be allowed to the extent permitted by law. The timetable for the delivery of quarterly statistical reports is as follows:

Encounters and Claims Processed During:	Claims Data Due to FHKC by:
January 1st – March 31st	April 15th
April 1st – June 30th	July 15th
July 1st – September 30th	October 15th
October 1st – December 31st	January 15th

Failure to provide these reports in a timely manner shall constitute a material breach as defined under Section 4-18(C).

INSURER may be required to provide FHKC information or data that is not specified under this Contract in order to comply with federal or state law or regulatory requirements. In such instances, and at the direction of FHKC, INSURER shall fully cooperate with such requests and furnish all information in a timely manner, in the format in which it is requested. INSURER shall have at least thirty (30) calendar days to fulfill such ad hoc reporting requests.

3-29           Subrogation Rights

In the event INSURER provides medical services or benefits to Enrollees who suffer injury, disease or illness by virtue of the negligent act or omission of a third party, INSURER shall be entitled to seek reimbursement from the Enrollee or third party, at the prevailing rate, for the reasonable value of the services or benefits provided. INSURER shall not be entitled to reimbursement in excess of the Enrollee’s monetary recovery for medical expenses provided from the third party. INSURER is solely responsible for the coordination of benefits with any other third party payor in accordance with section 624.91, F.S. Nothing in this section as to coordination of benefits shall limit the Enrollee’s right to receive direct health services under this Contract.

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3-30           Termination of Participation

An  Enrollee’s  coverage  under this  Program  shall  terminate  on  the  last  day of  the  month in which the Enrollee:

A.           Ceases to be eligible to participate in the Program;

B.            Establishes residence outside of the Service Area; or

C.	Is determined to have acted fraudulently as fraud is defined in this Contract.

Termination  of  coverage  and  the  effective  date  of  that  termination  shall  be  determined solely by FHKC.

3-31           Use of Subcontractors or Affiliates

INSURER   may   contract   with   subcontractors   or   affiliates   to   deliver   services   under   this Contract subject to the following conditions.

A.	INSURER identified the subcontractor or affiliate in its response to the ITN for the services covered by this Contract.

B.
INSURER has provided FHKC with a copy of the current contract or other written agreement and any amendments for services under this Contract between INSURER and the subcontractor or affiliate. FHKC shall have the right to withhold its approval of any such contracts, agreements and amendments.

C.	INSURER’s Contract with the subcontractor or affiliate fully complies with all terms and conditions of this Contract between INSURER and FHKC.

D.
INSURER agrees to provide FHKC with timely notice of termination of such agreements with any subcontractor or affiliate. On a quarterly basis, INSURER shall provide FHKC with an attestation as to the adequacy of the INSURER’s network.

E.
INSURER shall provide FHKC with timely notice of INSURER’S intent to contract with any new subcontractors or affiliates for services covered under this Contract. Prior to execution, INSURER shall forward for FHKC’s review and approval any proposed agreement for services with subcontractors or affiliates.

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F.
By July 1st each year, INSURER agrees to provide FHKC with an annual report listing, for the previous calendar year, all subcontractors or affiliates that performed services under this Contract for INSURER.

All agreements between INSURER and its subcontractor or affiliates to provide services under this Contract shall be reduced to writing and shall be executed by both parties. All such agreements shall also be available to FHKC within seven (7) business days of request for production.

Failure of INSURER to comply with the provisions of this section shall constitute a material breach as provided under Section 4-18(C) of this Contract.

3-32           Reimbursement Requirements

3-32-1   Out of Network Providers

Unless otherwise provided for under this Contract, where an Enrollee utilizes services available under this Contract other than emergency services from a non-contract Provider, INSURER shall not be liable for the cost of such utilization unless INSURER has referred the Enrollee to the non-contract or out of network Provider or authorized such out of network services. INSURER shall provide Enrollee with timely approval or denial of authorization of out of network use through the assignment of a prior authorization number or other such process as may be approved by FHKC. Enrollee shall be liable for the cost of such unauthorized use of contract-covered services from non-contract providers.

If INSURER has granted prior authorization for out of network services that are covered under this Contract or in the case of emergency services, INSURER is responsible for the payment of claims incurred as a result of those services. Enrollee shall be responsible only for any applicable co-payment as provided for under Attachment D.

INSURER shall also be responsible for any claims or costs incurred for services rendered by out of network providers to Enrollees that have been directed by FHKC to seek such services under Section 3-3.

3-32-2    Reimbursement  to Federally  Qualified  Health  Centers  and Rural Health Clinics

As required under the federal Children’s Health Insurance Program re-Authorization Act of 2009, to the extent that INSURER contracts for covered services with a FQHC or RHC, INSURER shall reimburse such entities at an amount not less than the reimbursement level provided under the Medicaid Prospective Payment System for a FQHC or RHC.

*END OF SECTION 3*

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

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SECTION 4       GENERAL TERMS AND CONDITIONS

4-1           Amendment

This Contract may be amended by mutual written consent of the parties at any time. This Contract shall automatically be amended to the extent necessary from time to time to comply with state or federal laws or regulations or the requirements of FHKC’s contract with the Agency for Health Care Administration (AHCA) upon notice by FHKC to INSURER to that effect.

4-2           Assignment

This Contract and the monies that may become due under it may not be assigned by INSURER without the prior written consent of FHKC. Any purported assignment without such consent shall be deemed null and void.

FHKC may assign this Contract and the monies that may become due under it. Prior to any such assignment, FHKC shall provide at least ninety (90) days written notice to INSURER indicating its intention to assign the Contract. INSURER may elect to terminate the Contract at the end of the next Contract term by providing written notice to FHKC at least one-hundred and twenty (120) calendar days before the end of the Contract term unless otherwise required by law.

4-3           Attachments

Attachments A through F are all incorporated into this Contract by reference. In any conflict between these Attachments and this Contract, the Contract provision shall control.

4-4           Attorney Fees

In the event of any legal action, dispute, litigation or other proceeding with relation to this Contract, FHKC shall be entitled to recover from INSURER its attorney fees and costs incurred, whether or not suit is filed, and if filed, at both trial and appellate levels. Legal actions are defined to include administrative proceedings. It is understood that the intent of this provision is to protect the Enrollees who receive health insurance benefits through the Program and rely upon the continuation of the Program.

4-5           Bankruptcy

FHKC shall have the absolute right to elect to continue or terminate this Contract, at its sole discretion, in the event INSURER or any of its approved subcontractors file a petition for bankruptcy or for approval of a plan of reorganization or arrangement under the Bankruptcy Act. INSURER shall give FHKC notice of the intent to petition for bankruptcy or reorganization or

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arrangement at the time of the filing and immediately provide a copy of such filing to FHKC. FHKC shall have thirty (30) calendar days upon receipt of such notice to elect continuation or termination of this Contract.

4-6           Change of Controlling Interest

FHKC shall have the absolute right to elect to continue or terminate this Contract, at its sole discretion, in the event of a change in the ownership or controlling interest of INSURER or any of its approved subcontractors. INSURER shall give FHKC notice of regulatory agency approval, if applicable, prior to any transfer or change in control. FHKC shall have thirty (30) calendar days to elect continuation or termination of this Contract upon receipt of such notice.

4-7           Confidentiality

INSURER shall treat all information, particularly personal or identifying information relating to Applicants or Enrollees that is obtained through its performance under this Contract, as confidential information to the extent confidential treatment is provided under state and federal laws including sections 624.91 and 409.821, F.S. regarding confidentiality of information held by FHKC and    the    Florida    KidCare    Program.INSURER    shall    not    use    any    information obtained in any manner except as necessary for the proper discharge of its obligations and to secure its rights under this Contract. Such information shall not be divulged without written consent of FHKC, the Applicant or the Enrollee. This provision does not prohibit the disclosure of information in summary, statistical or other form which does not identify particular individuals.

INSURER and FHKC mutually agree to maintain the integrity of all proprietary information to the extent provided under the law. Neither party will disclose or allow others to disclose proprietary information as determined by law by any means to any person without prior written approval of the other party. All proprietary information will be so designated. This requirement does not extend to routine reports and membership disclosure necessary for efficient management of the Program.

INSURER understands that FHKC may be subject to the Florida Public Records Act, Section 119.07, F.S. and therefore all such information may be considered a public record and open to inspection. Thus, unless otherwise confidential or exempted by law, INSURER shall allow public access to all documents, papers, letters, electronic correspondence or other material subject to the provisions of Chapter 119, F.S. and made or received by INSURER in conjunction with this Contract. However, INSURER agrees to advise FHKC prior to the release of any such information.

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4-8             Conflicts of Interest; Non-Solicitation

4-8-1     Conflicts of Interest

In addition to the requirements of Section 3-23-3 and Attachment F of this Contract, INSURER confirms that to the best of its knowledge, the responsibilities and duties assumed pursuant to this Contract are not in conflict with any other interest to which INSURER is obligated or from which INSURER benefits. Further, INSURER agrees to inform FHKC immediately after becoming aware of any conflicts of interest which it may have with the interests of FHKC, as set forth in this Contract and which may occur in the future.

Within ten (10) days of contract execution, INSURER shall submit the attached disclosure form (Attachment F) identifying any relationships, financial or otherwise with any FHKC Board Member, FHKC Ad Hoc Board Member or any employee of FHKC.

4-8-2     Gift Prohibitions

In accordance with FHKC Corporate Policies, INSURER affirms its understanding that FHKC Board Members, FHKC Ad Hoc Board Members and FHKC Employees are prohibited from accepting any gifts, including but not limited to, any meal, service or item of value even de minimus from those entities that conduct or seek to conduct business with FHKC.

4-8-3   Non-Solicitation

INSURER recognizes and acknowledges that as a result of this Contract INSURER will come into contact with employees of FHKC and that these employees have received considerable training by FHKC. INSURER agrees not to solicit, recruit or hire any individual who is employed by FHKC during the term of this Contract. This prohibition shall be in effect for both the term of this Contract and twelve (12) months immediately following its termination.

4-9              Effective Dates

1.                 This Contract shall begin on October 1, 2010 (“Commencement Date”).

2.                 This Contract shall end on September 30, 2011.

This Contract may be extended at FHKC’s discretion for a maximum of one (1) additional period beyond the initial term indicated above. FHKC agrees to notify INSURER by July 1, 2011 if FHKC does not intend to exercise the extension option. In no event shall this contract extend beyond September 30, 2012.

FHKC may exercise the renewal options of this Contract either in whole or in part.

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Upon   the   expiration   of   the   Contract,   should   FHKC   choose   to   use   another   INSURER, INSURER shall ensure a smooth transition.

4-10           Entire Understanding

This Contract with all Attachments incorporated by reference embodies the entire understanding of the parties relating to the subject matter of this Contract, and supersedes all other agreements, negotiations, understanding, or representations, verbal or written, between the parties relative to the subject matter hereof.

4-11           Force Majeure

Neither party shall be responsible for delays of failure in performance of its obligations under this Contract resulting from acts beyond the control of the party. Such acts shall include, but are not limited to, blackouts, riots, acts of war, terrorism, epidemics, government regulations or statutory amendments adopted following the date of execution of this Contract, fire communication line failure, computer hardware failure, computer executive software failure, power failure or shortage, fuel shortages, hurricanes or other natural disasters.

4-12           Governing Law; Venue

This Contract shall be governed by applicable state and federal laws and regulations as such may be amended during the term of the Contract, whether or not expressly included or referenced in this Contract.

INSURER agrees to comply with the following provisions as such may from time to time be amended during the term of this Contract:

A.	Title VI of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000d et seq., which prohibits discrimination on the basis of race, color or national origin.

B.	Section 504 of the Rehabilitation Act of 1973, as amended, 29 U.S.C. 794, which prohibits discrimination on the basis of handicap.

C.	Title XI of the Education Amendments of 1972, as amended 29, U.S.C. 601 et seq., which prohibits discrimination on the basis of sex.

D.	The Age Discrimination Act of 1975, as amended, 42 U.S.C. 6101 et seq., which prohibits discrimination on the basis of age.

E.
Section 654 of the Omnibus Budget Reconciliation Act of 1981, as amended, 42 U.S.C. 9848, which prohibits discrimination on the basis of race, creed, color, national origin, sex, handicap, political affiliation or beliefs.

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F.	The American Disabilities Act of 1990, P.L. 101-336, which prohibits discrimination on the basis of disability and requires accommodation for persons with disabilities.

G.	Section 274A (e) of the Immigration and Nationalization Act, FHKC shall consider the employment by any contractor of unauthorized aliens a violation of this Act.

H.
OMB      Circular      A-110      (Appendix      A-4)      which      identifies      procurement procedures which conform to applicable federal law and regulations with regard to debarment, suspension, ineligibility, and involuntary exclusion of contracts and subcontracts and as contained in Attachment A of this Contract. Covered      transactions      include      procurement      contracts      for services equal to or in excess of one hundred thousand dollars ($100,000.00) and all non-procurement transactions.

I.	Title XXI of the federal Social Security Act.

J.	All applicable state and federal laws and regulations governing FHKC.

K.	All regulations, guidelines and standards as are now or may be lawfully adopted under the above statutes.

INSURER agrees that compliance with this assurance constitutes a condition of continued receipt of or benefit from funds provided through this Contract and such compliance is binding upon INSURER, its successors, transferees and assignees for the period during which services are provided. INSURER further agrees that all contractors, subcontractors, subgrantees or others with whom it arranges to provide goods, services or benefits in connection with any of its programs and activities are not discriminating against either those whom they employ nor those to whom they provide goods, services or benefits in violation of the above statutes, regulations, guidelines and standards.

It is expressly understood that evidence of INSURER’S refusal or failure to substantially comply with this section or such failure by INSURER’S subcontractors or anyone with whom INSURER affiliates in performing under this Contract shall constitute a material breach and renders this Contract subject to unilateral cancellation by FHKC.

Any legal action with respect to the provisions of this Contract shall be brought in federal or state court in Leon County, Florida.

4-13           Independent Contractor

The relationship of INSURER to FHKC shall be solely that of an independent contractor. The parties acknowledge and agree that neither party has the authority to make any representation, warranty or binding commitment on behalf of the other party, except as expressly provided in this Contract or as otherwise agreed to in writing by the parties, and nothing contained in this Contract shall be deemed or construed to (i) create a partnership or joint venture between the parties or any affiliate, employee or agent of a

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party; or (ii) constitute any party or any employee or agent of a party as an employee or agent of the other party.

4-14           Name and Address of Payee

The name and address of the official payee to whom the payment shall be made:

For INSURER:
Insurer:               Wellcare of Florida, Inc.
Name:                  Robert Diaz, Vice President
Address:             8735 Henderson Road, Ren 2, Tampa, Florida 33634
Email:                   robert.diaz@wellcare.com

4-15           Notice and Contact

All notices required under this section shall be in writing and may be delivered by certified mail with return receipt requested, by facsimile with proof of receipt, by electronic mail with proof of receipt or in person with proof of delivery.

Notice required or permitted under this Contract shall be directed as follows:

For FHKC:
Jennifer Kiser Lloyd
Florida Healthy Kids Corporation
661 East Jefferson Street, 2nd Floor
Tallahassee, FL    32301
(850) 224-5437\(850) 701-6108 (Phone)
(850) 224-0615 (Fax)
lloydj@healthykids.org

For INSURER:
Insurer:                      Wellcare of Florida, Inc.
Name:                         Robert Diaz, Vice President, Regulatory Affairs and Quality Assurance
Address:                   8735 Henderson Road, Ren 2, Tampa, Florida 33634
Email:                         robert.diaz@wellcare.com

In the event that different contact persons are designated by either party after execution of this Contract, notice of the name and address of the new contact will be sent to the other party and be attached to the originals of this Contract.

4-16           Severability

If any of the provisions of this Contract are held to be inoperative by a court of competent jurisdiction, such provision shall be severed from the remaining provisions of the Contract which shall remain in full force and effect.

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4-17           Survival

The provisions of the following sections: Records Retention and Accessibility; Attorney Fees; Confidentiality; Conflicts of Interest; Non-Solicitation and Governing Law; Venue shall survive any termination of this Contract.

4-18           Termination of Contract

A.           Termination for Lack of Funding

This Contract is subject to the continuation and approval of funding to FHKC from state, federal and other sources. FHKC shall have the absolute right, in its sole discretion, to terminate this Contract if funding for the Program is to be changed or terminated such that this Contract should not be sustained. FHKC shall send INSURER notice of termination and include a termination date of not less than thirty (30) calendar days from the date of the notice.

B.           Termination for Lack of Payment

If FHKC fails to make payments in accordance with the schedule included in this Contract, INSURER may suspend work and pursue the appropriate remedies for FHKC’s breach of its payment obligations. INSURER must provide FHKC at least thirty (30) calendar days written notice of any suspension due to lack of payment and allow FHKC an opportunity to correct the default prior to suspension of work.

C.           Termination for Lack of Performance or Breach

The continuation of this Contract is contingent upon the satisfactory performance of the INSURER and corresponding evaluations by FHKC. If INSURER fails to make timely progress on the objectives of this Contract or fails to meet the deliverables described under this Contract in the time and manner prescribed, FHKC reserves the right to terminate this Contract, or any part herein, at its discretion and such termination shall be effective at such times as is determined by     FHKC.In    its     sole    discretion,     FHKC     may    allow     INSURER     to     cure    any performance deficiencies prior to termination.

FHKC further reserves the right to immediately terminate this Contract by written notice to the INSURER for breach of any provision of the Contract by the INSURER, for the INSURER’s failure to perform satisfactorily any requirement of this Contract, or for any defaults in performance of this Contract, as determined in FHKC’s sole discretion.

Waiver of the failure to perform satisfactorily or of breach of any provision of this Contract shall not be deemed to be a waiver of any other failure to perform or breach and shall not be construed to be a modification of the terms of this Contract.

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D.            Termination upon Revision of Applicable Law

FHKC and INSURER agree if federal or state revisions of any applicable laws or regulations restrict FHKC’s ability to comply with the Contract, make such compliance impracticable, frustrate the purpose of the Contract or place the Contract in conflict with FHKC’s ability to adhere to its statutory purpose, FHKC may unilaterally terminate this Contract. FHKC shall send INSURER notice of termination and include a termination date of not less than thirty (30) calendar days from the date of notice.

E.            Termination upon Mutual Agreement

With mutual agreement of both parties, this Contract, or any part herein, may be terminated on an agreed date prior to the end of the Contract without penalty to either party.

F.            Termination by FHKC

Notwithstanding any other termination provisions, FHKC may terminate this Agreement or any part of this Agreement, without penalty or cost to FHKC, at its convenience, and such termination will be effective at such time as is determined by FHKC.

*END OF SECTION FOUR*

TWO (2) SIGNATURE PAGES FOLLOW

THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

October 1, 2010 Replacement Contract	Page 49 of 76	RR	FHKC
		CC	INSURER

IN WITNESS WHEREOF, the parties have caused this Contract, to be executed by their undersigned officials as duly authorized.

FOR
WELLCARE OF FLORIDA, INC. and HealthEase of Florida, Inc.

/s/ Christina C. Cooper
NAME: Christina C. Cooper
TITLE: President, Florida and Hawaii Division
DATE SIGNED: 9/30/10

The foregoing instrument was acknowledged me before this 30th day of September, 2010, by Christina C. Cooper, as President on behalf of WellCare of Florida, Inc.  He/She is personally known to me or has produced ______________________ as identification.

/s/ Betsy Cortes	[Notary Seal]
Notary Public
1/29/2014
My Commission Expires

/s/ Robert Diaz
WITNESS #1 SIGNATURE

Robert Diaz
WITNESS #1 PRINT NAME

/s/ Jennifer Osbourn
WITNESS #2 SIGNATURE

Jennifer Osbourn
WITNESS #2 PRINT NAME

October 1, 2010 Replacement Contract	Page 50 of 76	RR	FHKC
		CC	INSURER

FOR

FLORIDA HEALTHY KIDS CORPORATION:

/s/ Rich Robleto
NAME:                      Rich Robleto
TITLE:                      Executive Director
DATE SIGNED:

The foregoing instrument was acknowledged me before this 4th day of November, 2010, by Rich Robleto, as Executive Director on behalf of FHKC  He/She is personally known to me or has produced ______________________ as identification.

/s/ Amber N. Floyd	[Notary Seal]
Notary Public
Nov. 14, 2013
My Commission Expires

/s/ Amber N. Floyd
WITNESS #1 SIGNATURE

Amber N. Floyd
WITNESS #1 PRINT NAME

/s/ Jennifer K. Lloyd
WITNESS #2 SIGNATURE

Jennifer K. Lloyd
WITNESS #2 PRINT NAME

Reviewed by:
/s/ Jennifer K. Lloyd	Date: 11/3 /10
Signature of: Jennifer K. Lloyd
Chief External Affairs Officer

/s/ Joan Humphrey Anderson	Date: 10/31/10
Printed Name: Joan Humphrey Anderson
FHKC General Counsel
Florida Bar Number: 0294063

October 1, 2010 Replacement Contract	Page 51 of 76	RR	FHKC
		CC	INSURER

ATTACHMENT A CERTIFICATION REGARDING DEBARMENT, SUSPENSION, INELIGIBILITY and VOLUNTARY EXCLUSION CONTRACTS AND SUBCONTRACTS

This certification is required by the regulations implementing Executive Order 12549, Debarment and Suspension, signed February 18, 1986. The guidelines were published in the May 29, 1987, Federal Register (52 Fed. Reg., pages 20360-20369).

INSTRUCTIONS

A.
Each entity whose contract\subcontract equals or exceeds twenty five thousand dollars ($25,000) in federal monies must sign this certification prior to execution of each contract\subcontract. Additionally, entities who audit federal programs must also sign, regardless of the contract amount. The Florida Healthy Kids Corporation cannot contract with these types of Entities if they are debarred or suspended by the federal government.

B.
This certification is a material representation of fact upon which reliance is placed when this contract\subcontract is entered into. If it is later determined that the signer knowingly rendered an erroneous certification, the Federal Government may pursue available remedies, including suspension and/or debarment.

C.
INSURER shall provide immediate written notice to the contract manager at any time INSURER learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

D.
The terms “debarred,” “suspended,” “ineligible,” “person,” “principal,” and “voluntarily excluded,” as used in this certification, have the meanings set out in the Definitions and Coverage sections of rules implementing Executive Order 12549. You may contact the Contract manager for assistance in obtaining a copy of those regulations.

E.
INSURER agrees by submitting this certification that, it shall not knowingly enter into any subcontract with a person who is debarred, suspended, declared ineligible, or voluntarily excluded from participation in this contract/subcontract unless authorized by the Federal Government.

F.
INSURER further agrees by submitting this certification that it will require each subcontractor of this contract/subcontract whose payment will equal or exceed twenty five thousand dollars ($25,000) in federal monies, to submit a signed copy of this certification.

G.
The Florida Healthy Kids Corporation may rely upon a certification of INSURER that it is not debarred, suspended, ineligible, or voluntarily excluded from contracting\subcontracting unless it knows that the certification is erroneous.

October 1, 2010 Replacement Contract	Page 52 of 76	RR	FHKC
		CC	INSURER

H.            This signed certification must be kept in the contract manager’s file.  Sucontractor’s certifications must be kept at the contractor’s business location.

CERTIFICATION

INSURER certifies, by signing this certification, that neither INSURER nor its principals is presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in this contract/subcontract by any federal agency.

Where INSURER is unable to certify to any of the statements in this certification, INSURER shall attach an explanation to this certification.

/s/ Christina C. Cooper	9/30/10
Signature of Insurer Representative	Date Signed

REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK

October 1, 2010 Replacement Contract	Page 53 of 76	RR	FHKC
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ATTACHMENT B CERTIFICATION REGARDING LOBBYING CERTIFICATION FOR CONTRACTS, GRANTS, LOANS AND COOPERATIVE CONTRACTS

The undersigned certifies, to the best of his or her knowledge and belief, that:

(1)
No federal appropriated funds have been paid or will be paid, by or on behalf of the undersigned, to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress or an employee of a member of congress in connection with the awarding of any federal contract, the making of any federal grant, the making of any federal loan, the entering into of any cooperative Contract and the extension, continuation, renewal, amendment or modification of any federal contract, grant, loan or cooperative Contract.

(2)
If any funds other than federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a member of congress, an officer or employee of congress or an employee of a member of congress in connection with this federal contract, grant, loan or cooperative Contract, the undersigned shall complete and submit Standard Form-LLL, “Disclosure Form to Report Lobbying,” in accordance with its instructions.

(3)
The undersigned shall require that the language of this certification be included in the award documents for all subawards at all tiers (including subcontracts, subgrants and contracts under grants, loans and cooperative Contracts) and that all subrecipients shall certify and disclose accordingly.

This certification is a material representation of fact upon which reliance was placed when this transaction was made or entered into. Submission of this certification is a prerequisite for making or entering into this transaction imposed by section 1352, Title 31, U.S. Code. Any person who fails to file the required certification shall be subject to a civil penalty of not less than ten thousand dollars ($10,000.00) and not more than one hundred thousand dollars ($100,000.00) for each such failure.

/s/ Christina C. Cooper	9/30/10
Signature of Insurer Representative	Date Signed

October 1, 2010 Replacement Contract	Page 54 of 76	RR	FHKC
		CC	INSURER

ATTACHMENT C REGARDING HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996 COMPLIANCE: BUSINESS ASSOCIATE (BA) AGREEMENT

THIS BA AGREEMENT (“Attachment C”), is entered into and made between Florida Healthy Kids Corporation, a Florida non-profit corporation, (“FHKC”) (the “Covered Entity”) and INSURER (the “BA”) and is incorporated in the Services Contract (“Contract”) between FHKC and INSURER.

HIPAA Compliance

FHKC and BA agree to comply with the Health Insurance Portability and Accountability Act of 1996, Public Law No. 104-191, as amended from time to time (“HIPAA”) and the Health Information Technology for Economic and Clinical Health Act (“HITECH”).

FHKC and BA enter into this Agreement to comply with the requirements of the implementing regulations at 45 Code of Federal Regulations (C.F.R) Parts 160-164 for the Administrative Simplification Provisions of title II, Subtitle F of the Health Insurance Portability and Accountability Act of 1996 (HIPAA), and the requirements of the Health Information Technology for Economic and Clinical Health Act, as incorporated in the American Recovery and Reinvestment Act of 2009 (HITECH Act), that are applicable to business associates, along with any guidance and/or regulations issued by Department of Health and Human Services (DHHS). FHKC and BA agree to incorporate into this agreement any regulations issued with respect to the HITECH Act that relate to the obligations of business associates. BA recognizes and agrees that it is obligated by law through a written contract or other written agreement such as this Attachment to meet the applicable provisions of the HITECH Act.

Definitions for use in this attachment

FHKC   and   Terms   used,   but   not   otherwise   defined,   in   this   Attachment   and   the   Contract   shall have the same meaning as those terms in 45 C.F.R. Parts 160, 162 and 164.

Obligations and Activities of Business Associate (Privacy Rule)

Operation on Behalf of FHKC

The BA shall use and disclose Protected Health Information (PHI) only as shall be permitted by the Agreement and BA shall have the same duty to protect PHI as FHKC’s Protected Health Information as such term is used in the Parties' Agreement, and in furtherance of the Parties' duties therein.

Compliance with the Privacy Rule

BA agrees to fully comply with the requirements under the Privacy Rule applicable to "business associates," as that term is defined in the Privacy Rule and not use or further disclose PHI other than as permitted or required by this Agreement or as Required by Law.

October 1, 2010 Replacement Contract	Page 55 of 76	RR	FHKC
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BA shall create and/or adopt policies and procedures to periodically audit adherence to all HIPAA regulations, and for which BA acknowledges and promises to perform pursuant to the terms and conditions set out herein. BA shall make such policies and procedures available to FHKC for review.

Privacy Safeguards and Policies
BA agrees to use appropriate safeguards to prevent use or disclosure of PHI other than as provided for by the Ancillary Agreement(s), this Agreement or as required by Law.

Mitigation of Harmful Effect of Violations
BA agrees to inform FHKC in advance and mitigate, to the extent practicable, any harmful effect that is known to BA of a use or disclosure of PHI by BA or by a subcontractor or agent of BA resulting from a violation of the requirements of this Agreement.

Privacy Obligations Breach and Security Incidents

Privacy Breach
BA will report to FHKC any use or disclosure of FHKC’s PHI not permitted by this Agreement or in writing by FHKC. In addition, BA will report, following discovery and without unreasonable delay, but in no event later than seven (7) business days following discovery, any "Breach" of "Unsecured Protected Health Information" as these terms are defined by the HITECH Act and any implementing regulations. BA shall cooperate with FHKC in investigating the breach and in meeting FHKC’s obligations under the HITECH Act and any other security breach notification laws. In the event of a breach, BA and FHKC will work together to comply with any required regulatory filings.

Any such report shall include the identification (if known) of each individual whose Unsecured Protected Health Information has been, or is reasonably believed by BA to have been, accessed, acquired, or disclosed during such breach. BA will make the report to FHKC’s Privacy Officer not more than seven (7) business days after BA learns of such non-permitted use or disclosure.

Any items not known at the time of the initial report will be subsequently reported to FHKC as answers are determined. All elements will be reported no later than 30 (thirty) days after the date of the initial report, or as soon as feasible, whichever is sooner.

Access of Individual to PHI and other Requests to Business Associate
If BA receives PHI from FHKC in a Designated Record Set, BA agrees to provide access to PHI in a Designated Record Set to FHKC in order to meet its requirements under 45 CFR § 164.524. If BA receives a request from an Individual for a copy of the individual's PHI, and the PHI is in the sole possession of the BA, BA will provide the requested copies to the individual and notify FHKC of such action within five (5) business days of completion of the request. If BA receives a request for PHI in the possession of FHKC, or receives a request to exercise other individual rights as set forth in the Privacy Rule, BA shall promptly forward the request to FHKC within two (2) business days. BA shall then assist FHKC as necessary in responding to the request in a timely manner. If a BA provides copies of PHI to the individual, it may charge a reasonable fee for the copies as the regulations shall permit.

October 1, 2010 Replacement Contract	Page 56 of 76	RR	FHKC
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Recording of Designated Disclosures of PHI
BA agrees to document disclosures of PHI and information related to such disclosures as would be required for FHKC to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 CFR § 164.528.

Security and Privacy Compliance Review upon Request

HHS Inspection
BA shall make its internal practices, books and records relating to the Use and Disclosure of PHI available to the Secretary for purposes of determining Covered Entity’s compliance with the HIPAA Regulations and the HITECH Act. Except to the extent prohibited by law, BA agrees to notify FHKC of all requests served upon BA for information or documentation by or on behalf of the Secretary. BA shall provide to FHKC a copy of any PHI that BA provides to the Secretary concurrently with providing such PHI to the Secretary.

FHKC Inspection
Upon written request, to make available to FHKC during normal business hours BA’s internal practices, books, and records relating to the use and disclosure of PHI or electronic PHI received from, or created or received on behalf of, FHKC in a time and manner designated by FHKC for the purposes of FHKC determining compliance with the HIPAA Privacy and Security Requirements.

Obligations and Activities of Business Associate (Security Rule)
Compliance with Security Rule
BA shall ensure compliance with the HIPAA Security Standards for the Protection of Electronic Protected Health Information (“EPHI”), 45 C.F.R. Part 160 and Part 164, Subparts A and C (the “Security Rule”), with respect to Electronic Protected Health Information covered by this Contract effective on the compliance date for initial implementation of the security standards set for in 45 C.F.R. §164.318.

Security Safeguards and Policies
BA agrees to implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the electronic PHI that it creates, receives, maintains, or transmits on behalf of FHKC as required by the Security Rule. The BA will maintain appropriate documentation of its compliance with the Security Rule.

Security Provisions in Business Associate Contracts
BA shall ensure that any agent, including a subcontractor, to whom it provides EPHI received from, maintained, or created for FHKC or that carries out any duties for the BA involving the use, custody, disclosure, creation of, or access to PHI supplied by FHKC, shall execute a bilateral contract (or the appropriate equivalent if the agent is a government entity) with BA, incorporating the same restrictions and conditions in this Agreement with BA regarding PHI.

Florida Consumer Notice of System Breach
BA understands that FHKC or its customers may be a “information holder” (as may be Business Associate) under the terms of Florida Statutes Ann title 46 § 817.5681, and that in the event of

October 1, 2010 Replacement Contract	Page 57 of 76	RR	FHKC
		CC	INSURER

a breach of the BA’s security system as defined by that statute, the BA shall indemnify and hold FHKC harmless for expenses and/or damages related to the breach. Such obligation shall include, but is not limited to, the mailed notification to any Florida resident whose personal information is reasonably believed to have been acquired by an unauthorized individual. In the event that the BA discovers circumstances requiring notification of more than one thousand (1,000) persons at one time, the person shall also notify, without unreasonable delay, all consumer reporting agencies and credit bureaus that compile and maintain files on consumers on a nationwide basis, as defined by 46 817.5681(12), of the timing, distribution and content of the notices. Substitute notice, as defined by Florida Statutes Ann title 46 § 817.5681 (6) (c), shall not be permitted except as approved in writing in advance by FHKC. The parties agree that PHI includes data elements in addition to those included by “personal information” under Florida Statutes Ann title 46 § 817.5681, and agree that BA’s responsibilities under this paragraph shall include all PHI.
Reporting of Security Incidents
The BA shall track all security incidents as defined by HIPAA and shall periodically report such security incidents in summary fashion as may be requested by FHKC, but not less than annually within sixty (60) days of the anniversary of this Agreement. The BA shall reasonably use its own vulnerability assessment of damage potential and monitoring to define levels of Security Incidents and responses for BA’s operations. However, the BA shall expediently notify FHKC’s Privacy Officer of any Security Incident which would constitute a Security Event as defined by this Agreement, including any “breach of the security of the system" under Florida Statutes Ann title 46 § 817.5681, in a preliminary report within two (2) business days with a full report of the incident not less than five (5) business days of the time it became aware of the incident. The BA shall likewise notify FHKC in a preliminary report within two (2) business days of any unauthorized acquisition including but not limited to internal user access to non-test records reported to BA’s privacy manager, and any use, disclosure, modification, or destruction of PHI by an employee or otherwise authorized user of its system of which it becomes aware with a full report of the incident not less than five (5) business days of the time it became aware of the incident.

BA shall identify in writing key contact persons for administration, data processing, Marketing, Information Systems and, Audit Reporting and within thirty (30) days of execution of this Agreement execution. BA shall notify FHKC of any reduction of in-house staff persons during the term of this Agreement in writing within ten (10) business days.

HITECH Act
BA will adhere to all Privacy and Security provisions in the HITECH Act as passed as part of the American Recovery and Reinvestment Act of 2009 (“ARRA”) under Sections 13401 and 13404.

Unsecured Protected Health Information
BA shall notify each individual whose Unsecured Protected Health Information has been or is reasonably believed by the BA to have been accessed, acquired, used, or disclosed as a result of such breach, except when law enforcement requires a delay pursuant to 45 CFR 164.412: Without unreasonable delay and in no case later than sixty (60) days after discovery of the breach.

•	By notice in plain language including and to the extent possible:
•	A brief description of what happened, including the date of the breach and the date of the discovery of the breach, if known;

October 1, 2010 Replacement Contract	Page 58 of 76	RR	FHKC
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o
A description of the types of Unsecured Protected Health Information that were involved in the breach (including but not limited to items such as whether full name, social security number, date of birth, home address, account number, diagnosis, disability code, or other types of information were involved.

o	Any steps individuals should take to protect themselves from potential harm resulting from the breach.
o	A brief description of what FHKC is doing to investigate the breach, to mitigate the harm to individuals, and to protect against further breaches.
o	Contact procedures for individuals to ask questions or learn additional information, which shall include a toll-free telephone number, an email address, website or postal address.
•	Use a method of notification that meets the requirements of 45 CFR 164.404(d).
•	Provide notice to the media when required under 45 CFR 164.406 and to the Secretary of Health and Human Services pursuant to 45 CFR 164.408.

Electronic Transaction and Code Sets

To the extent that the services performed by BA pursuant to the Agreement involve transactions that are subject to the HIPAA Standards for Electronic Transactions and Code Sets, 45 C.F.R. Parts 160 and 162, with respect to EPHI covered by this Contract, BA shall conduct such transactions in conformance with such regulations as amended from time to time. Without limiting the generality of the foregoing, BA agrees that it will, in accordance with 45 C.F.R. § 162.923(c):
• Comply with all applicable requirements of 45 C.F.R. Part 162; and require any agent or subcontractor to comply with all applicable requirements of 45 C.F.R. Part 162.

Permitted Uses and Disclosures by BA – General Use and Disclosure Provisions

Use of PHI for Operations on Behalf of FHKC
Except as otherwise limited in this Attachment, BA may use or disclose PHI to perform functions, activities, or services for, or on behalf of, FHKC as specified in the Contract, provided that such use or disclosure would not violate HIPAA if done by FHKC or the minimum necessary policies and procedures of FHKC.

Permitted Uses and Disclosures by BA – Specific Use and Disclosure Provisions

Third Party Disclosure Confidentiality
Except as otherwise limited in this Agreement, BA may disclose PHI for the proper management and administration of the BA, provided that disclosures are Required By Law, or, if permitted by law, this Agreement, and the Ancillary Agreements, provided that, if BA discloses any PHI to a third party for such a purpose, BA shall enter into a written agreement with such third party requiring the third party to: (a) maintain the confidentiality, integrity, and availability of PHI and not to use or further disclose such information except as Required By Law or for the purpose for which it was disclosed, and (b) notify BA of any instances in which it becomes aware in which the confidentiality, integrity, and/or availability of the PHI is breached in a preliminary report within two (2) business days with a full report of the incident not less than five (5) business days of the time it became aware of the incident.

October 1, 2010 Replacement Contract	Page 59 of 76	RR	FHKC
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Data Aggregation Services
Except   as   otherwise   limited   in   this   Agreement,   BA   may   use   PHI   to   provide   Data   Aggregation Services to FHKC as permitted by 42 CFR § 164.504(e)(2)(I)(B).

Provisions for FHKC to Inform BA of Privacy Practices and Restrictions

Notice of Privacy Practices
FHKC shall provide BA with the notice of Privacy Practices produced by FHKC or provided to FHKC as a result of FHKC’s obligations with other organizations in accordance with 45 CFR § 164.520, as well as any changes to such notice.

Notice of Changes in Individual’s Access or PHI
FHKC shall provide BA with any changes in, or revocation of, permission by an Individual to use or disclose PHI, if such changes affect Business Associate’s permitted or required uses.

Notice of Restriction in Individual’s Access or PHI
FHKC shall notify BA of any restriction to the use or disclosure of PHI that FHKC has agreed to in accordance with 45 CFR § 164.522, to the extent that such restriction may affect BA's use of PHI.

Term and Termination
Term
The Term of this Attachment shall be effective concurrent with the Contract, and shall terminate when all of the PHI provided by FHKC to BA, or created or received by BA on behalf of FHKC, is destroyed or returned to FHKC, or, if it is infeasible to return or destroy PHI, protections are extended to such information, in accordance with the termination provisions in this Section.

Termination for Cause
This Agreement authorizes and BA acknowledges and agrees FHKC shall have the right to immediately terminate this Agreement in the event Business Associate fails to comply with, or violates a material provision of this Agreement and any provision of the Privacy and Security Rules. Notwithstanding the aforementioned, Business Associate shall not be relieved of liability to FHKC for damages sustained by virtue of any breach of this Agreement by Business Associate.

Effect of Termination
Upon termination of this Agreement for any reason, except as provided in subsections below, Business Associate shall at its own expense either return and/or destroy all PHI and other confidential information received, from FHKC or created or received by Business Associate on behalf of FHKC. This provision applies to all confidential information regardless of form, including but not limited to electronic or paper format. This provision shall also apply to PHI and other confidential information in the possession of sub-contractors or agents of BA.

•    The BA shall consult with FHKC as necessary to assure an appropriate means of return and/or destruction and shall notify FHKC in writing when such destruction is complete. If information is to be returned, the Parties shall document when all information has been received by FHKC.

October 1, 2010 Replacement Contract	Page 60 of 76	RR	FHKC
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The BA shall notify FHKC whether it intends to return and/or destroy the confidential information with such additional detail as requested. In the event BA determines that returning or destroying the PHI and other confidential information received by or created for FHKC at the end or other termination of this Agreement is not feasible, BA shall provide to FHKC notification of the conditions that make return or destruction unfeasible.

Miscellaneous
Regulatory Reference
A reference in this Agreement to a section in the Privacy and/or Security Rule means the section as in effect or as amended.

Modification and Amendment
This Agreement may be modified only by express written amendment executed by all Parties hereto. The Parties agree to take such action to amend this Agreement from time to time as is necessary for FHKC to comply with the requirements of the Privacy and Security Rules and the Health Insurance Portability and Accountability Act, Public Law 104-191.

Survival
The respective rights and obligations of BA under Paragraph VIII.,” “Term and Termination” of this Attachment shall survive the termination of this Attachment and the Contract.

Interpretation
Any ambiguity in this Attachment and the Contract shall be resolved to permit FHKC to comply with HIPAA and HITECH.

October 1, 2010 Replacement Contract	Page 61 of 76	RR	FHKC
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IN   WITNESS   WHEREOF,   the   parties   have   caused   this   Attachment   C,   BA   AGREEMENT,   to   be executed by their undersigned officials as duly authorized.

FOR
WELLCARE OF FLORIDA, INC. (“INSURER”) and HealthEase of Florida, Inc.

/s/ Christina C. Cooper
NAME: Christina C. Cooper
TITLE: President, Florida and Hawaii Division
DATE SIGNED: 9/30/10

/s/ Robert Diaz
WITNESS #1 SIGNATURE

Robert Diaz
WITNESS #1 PRINT NAME

/s/ Jennifer Osbourn
WITNESS #2 SIGNATURE

Jennifer Osbourn
WITNESS #2 PRINT NAME

October 1, 2010 Replacement Contract	Page 62 of 76	RR	FHKC
		CC	INSURER

FOR
FLORIDA HEALTHY KIDS CORPORATION:

/s/ Rich Robleto
NAME: Rich Robleto
TITLE: Executive Director
DATE SIGNED:

/s/ Amber N. Floyd
WITNESS #1 SIGNATURE

Amber N. Floyd
WITNESS #1 PRINT NAME

/s/ Jennifer K. Lloyd
WITNESS #2 SIGNATURE

Jennifer K. Lloyd
WITNESS #2 PRINT NAME

October 1, 2010 Replacement Contract	Page 63 of 76	RR	FHKC
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Exhibit C-1:    NOTIFICATION TO THE FHKC OF BREACH OF UNSECURED
PROTECTED HEALTH INFORMATION

Contract Information
Contract Number	Contract Title
Contract Contact Information
Contact Person For This Incident:
Contact Person’s Title:
Contact’s Address:
Contact’s Email:
Contact’s Telephone No.:

Business Associate hereby notifies FHKC that there has been a Breach of Unsecured (unencrypted) Protected Health Information that Business Associate has used or has had access to under the terms of the Business Associate Agreement, as described in detail below:

Type of Breach:
 ☐ Lost or stolen laptop, computer, flash drive, disk, etc.
    ☐     Stolen password or credentials
    ☐ Unauthorized access by an employee or contractor
    ☐    Unauthorized access by an outsider
    ☐    Other (describe)

Personal Information:	Health Information:

October 1, 2010 Replacement Contract	Page 64 of 76	RR	FHKC
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☐  Name
☐  Address
☐  Date of birth
☐  Social Security number
☐  Drivers license or identification card number
☐  Financial insurance information (credit card number, bank account number, etc)
☐  Health insurance information (insurance carrier, insurance card number, etc)
☐  Other Personal or Health Information (describe):

☐  Basic information (age, sex, height, etc)
☐  Disease or medical conditions
☐  Medications
☐  Treatments or procedures
☐  Immunizations
☐  Allergies
☐  Information about children
☐  Test results
☐  Hereditary conditions
☐  Mental health information
☐  Information about diet, exercise, weight, etc)
☐  Correspondence between patient, or medical power of attorney
☐  Organ donor authorization

Yes	No

Yes	No
Have you notified the people whose information was breached? DYES. We notified them on:

☐ Yes. We notified then on:
Attach a copy of the letter to this form.  Don't include any personally indentifiable information, other than your own contract information.

☐ No. Our investigation isn't complete.

Comments

Signature:	Date:

October 1, 2010 Replacement Contract	Page 65 of 76	RR	FHKC
		CC	INSURER

ATTACHMENT D – ENROLLEE BENEFIT SCHEDULE

I.        Minimum Enrollee Benefits Schedule

INSURER agrees to provide, at a minimum, those benefits that are prescribed by state law for the Program. If INSURER requires clarification of any coverage or co-payment requirements, INSURER shall consult with FHKC to confirm coverage requirements.

INSURER shall pay an Enrollee’s covered expenses up to a lifetime maximum of one million dollars ($1,000,000.00) per covered Enrollee.

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II.    Health Care Benefits

The following health care benefits are included under this Contract:

BENEFIT	LIMITATIONS	CO-PAYMENTS
A.    Inpatient Services

All covered services provided for the medical care and
treatment of an Enrollee who is admitted as an inpatient
to a hospital licensed under part I of Chapter 395.

Covered services include:
physician’s services; room and board; general nursing care; patient meals; use of operating room and related facilities; use of intensive care unit and services;
radiological, laboratory and other diagnostic tests: drugs:
medications; biologicals; anesthesia and oxygen services;
special duty nursing; radiation and chemotherapy;
respiratory therapy; administration of whole blood plasma;
physical, speech and occupational therapy; medically necessary services of other health professionals.

All admissions must be authorized by INSURER.
The length of the patient stay shall be determined based on the medical condition of the Enrollee in relation to the necessary and appropriate level of care.

Room and board may be limited to semi-private accommodations, unless a private room is considered medically necessary or semi-private accommodations are not available.

Private duty nursing limited to circumstances where such care is medically necessary.

Admissions for rehabilitation and physical therapy are limited to fifteen (15)  days per contract year.

Shall not include experimental or investigational procedures defined as a drug, biological product, device, medical treatment or procedure that meets any one of the following criteria, as determined by INSURER:

1.      Reliable evidence shows the drug, biological product, device, medical treatment, or procedure when applied to the circumstances of a particular patient is the subject of ongoing phase I, II or III clinical trials; or,
2.      Reliable evidence shows the drug, biological product, device, medical treatment or procedure when applied to the circumstances of a particular patient is under study with a written protocol to determine maximum tolerated dose, toxicity, safety, efficacy, or efficacy in comparison to conventional alternatives; or,
3.      Reliable evidence shows the drug, biological product, device, medical treatment, or procedure is being delivered or should be delivered subject to the approval and supervision of an Institutional Review Board (IRB) as required and defined by federal regulations, particularly those of the U.S. Food and Drug Administration or the Department of Health and Human Services.
NONE

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BENEFIT	LIMITATIONS	CO-PAYMENTS
B.    Emergency Services

Covered Services include visits to an  emergency  room  or  other licensed facility if needed immediately  due to an injury or illness and delay means risk of permanent damage to the Enrollee’s health.
Covered services also means inpatient and
outpatient services  that  are furnished by
a provider that is qualified to furnish these services under §1932(b)(2)
and 42 CFR 438.114(a) and that are needed to evaluate or stabilize an emergency medical condition.

INSURER must also comply with the provisions of s. 641.513, Florida Statutes.

Subject to the provisions of federal and state law, Enrollee has the right to use any hospital or other setting for emergency care.

INSURER is responsible for any post-stabilization services obtained   within   or   outside   of   INSURER’s  network  that  are pre-approved  by  INSURER or INSURER’s representative or where such approval has been sought by the facility or provider and INSURER has failed to respond within one (1) hour of such request for further post-stabilization services that are administered to maintain, improve or resolve the Enrollee’s stabilized position.

INSURER must limit non-covered charges to Enrollees for post-stabilization care services to an amount not greater than what the facility or provider would charge the Enrollee if the
Enrollee had obtained the services through INSURER.

INSURER’s financial responsibility for post-stabilization care services it has not pre-approved ends when:
-a participating provider with INSURER with privileges at
the treating facility assumes responsibility for the Enrollee’s care;
-a participating provider assumes responsibility for the
Enrollee’s care through transfer; or,
-the Enrollee is discharged.
Ten dollars ($10.00) per visit waived if admitted or authorized by primary care physician.
C. Maternity Services and Newborn Care

Covered services include maternity and newborn care, prenatal and postnatal care, initial inpatient care of adolescent participants, including nursery charges  and initial pediatric or neonatal examination.

Infant is covered for up to three (3) days following birth or until the infant is transferred to another medical facility, whichever occurs first.

Coverage may be limited to the fee for vaginal deliveries.
NONE
D. Organ Transplantation Services Covered services include pre-transplant, transplant, post discharge services and treatment of complications after transplantation.
Coverage is available for transplants and medically related services if deemed necessary and appropriate within the guidelines set by the Organ Transplant Advisory Council or the Bone Marrow Transplant Advisory Council.
NONE

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BENEFIT	LIMITATIONS	CO-PAYMENTS
E.  Outpatient Services

Preventive, diagnostic, therapeutic, palliative care, and
other services provided to an Enrollee in the outpatient
portion of a health facility licensed under Chapter 395.

Covered services include well-child care, including
those services recommended in the Guidelines for
Health Supervision of Children and Youth as
developed by Academy of Pediatrics; immunizations
and injections as recommended by the Advisory
Committee on Immunization Practices; health
education counseling and clinical services;
family planning services, vision screening;
hearing screening; clinical radiological, laboratory
and other outpatient diagnostic tests;
ambulatory surgical procedures; splints and
casts; consultation with and treatment by
referral physicians; radiation and chemotherapy;
chiropractic services; and podiatric services.

Services must be provided directly by INSURER or through
pre-approved referrals.

Routine hearing screening must be provided by primary
care physician.

Family planning limited to one annual visit and one
supply visit each ninety (90) days.

Chiropractic services shall be provided in the same manner
as in the Florida Medicaid program.

Podiatric services are limited to one (1) visit per day
totaling two
(2) visits per month for specific foot disorders. Dental
services  must be provided by an oral surgeon for medically
necessary reconstructive dental surgery due to injury.

Immunizations are to be provided by the primary
care physician.

Treatment for temporomandibular joint (TMJ) disease is
specifically excluded.

Abortions may only be provided in the following situations:
If   the   pregnancy   is   the   result   of   an   act   of   rape   or
incest; or, When  a  physician  has  found  that  the  abortion  is necessary to save the life of the mother.

Shall not include experimental or investigational
procedures defined as a drug, biological product,
device, medical treatment or procedure that meets any
one of the following criteria, as determined by INSURER:
1.      Reliable evidence shows the drug, biological
product, device, medical treatment, or procedure when a
pplied to the circumstances of a particular Enrollee
is the subject of ongoing phase I, II or III clinical trials; or,
2.      Reliable evidence shows the drug, biological
product, device, medical treatment or procedure when
applied to the circumstances of a particular Enrollee is
under study with a written protocol to determine
maximum tolerated dose, toxicity, safety, efficacy, or
efficacy in comparison to conventional alternatives; or,
3.      Reliable evidence shows the drug, biological
product, device, medical treatment, or procedure is
being delivered or should be delivered subject to the
approval and supervision of an Institutional Review
Board (IRB) as required and defined by federal
regulations, particularly those of the U.S. Food a
nd Drug Administration or the Department of
Health and Human Services.
No Co-Payment for well child care, preventive care or for routine vision and hearing screenings. Five dollars ($5.00) per office visit.

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BENEFIT	LIMITATIONS	CO-PAYMENTS
F. Behavioral Health Services Covered services include inpatient and outpatient care for psychological or psychiatric evaluation, diagnosis and treatment by a licensed mental health professional.
All services must be provided directly by INSURER or
upon approved referral.

Covered services include inpatient and outpatient services for mental and nervous disorders as defined in the most recent edition of the Diagnostic and Statistical Manual of Mental Disorders published by the American Psychiatric Association.

Such benefits include psychological or psychiatric evaluation, diagnosis and treatment by a licensed mental health professional meeting the requirements of Section
3-21 of this Contract.

Any benefit limitations, including duration of
services, number of visits, or number of days for
hospitalization or residential services, shall not be
any less favorable than those for physical
illnesses generally.

INSURER may also implement appropriate financial
incentives, peer review, utilization requirements, and
other methods used for the management of
benefits provided for other medical conditions in order
to reduce service costs and utilization without
compromising quality of care subject to the prior review
and approval of FHKC.
INPATIENT: NONE OUTPATIENT: Five dollars ($5.00) per visit.

G.     Substance Abuse Services

Includes coverage for inpatient and outpatient care
for drug and alcohol abuse including
counseling and placement assistance.
Outpatient services include evaluation, diagnosis and treatment by a licensed practitioner.

All services must be provided directly by
INSURER or upon approved referral.

Covered services include inpatient, outpatient
residential services for substance disorders.

Such benefits include evaluation, diagnosis and
treatment by a licensed professional meeting
the requirements of Section 3-21 of this Contract.

Any benefit limitations, including duration of services, number of visits, or number of days for hospitalization or residential services, shall not be any less favorable than those for physical illnesses generally.

INSURER may also implement appropriate financial incentives, peer review, utilization requirements, and other methods used for the management of benefits
provided for other medical conditions in order to reduce service costs and utilization without compromising quality of care subject to the prior review and approval
of FHKC.
INPATIENT: NONE OUTPATIENT: Five dollars ($5.00) per visit.

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BENEFIT	LIMITATIONS	CO-PAYMENTS
H.  Therapy Services

Covered services include physical, occupational, respiratory and speech therapies for short-term rehabilitation where significant improvement    in    the    Enrollee’s condition will result.

All   treatments   must   be   performed   directly   or   as   authorized by INSURER.

Limited  to  up  to  twenty-four  (24)  treatment  sessions  within a  sixty  (60)  day  period  per  episode   or  injury,  with  the  sixty
(60) day period beginning with the first (1st) treatment.
Five dollars ($5.00) per visit.
I. Home Health Services Includes prescribed home visits by both registered and licensed practical nurses to provide skilled nursing services on a part-time intermittent basis.
Coverage is limited to skilled nursing services only.
Meals, housekeeping and personal comfort items are
excluded.
Services must be provided directly by INSURER.
Private  duty  nursing  is  limited  to  circumstances  where  such care is medically appropriate.
Five dollars ($5.00) per visit.
J. Hospice Services Covered services include reasonable and necessary services for palliation or management of an Enrollee’s terminal illness.
Once a family elects to receive hospice care for  an Enrollee, other services that treat the terminal condition will not be covered.
Services required for conditions totally unrelated to the terminal condition are covered to the extent that such services are otherwise covered under this contract.
Five dollars ($5.00) per visit.
K.  Nursing Facility Services

Covered services include regular nursing services, rehabilitation services, drugs and biologicals, medical supplies, and the use of appliances and equipment furnished by the facility.

All admissions must be authorized by INSURER and
provided by an INSURER affiliated facility.
Participant must require and receive skilled services on a
daily basis as ordered by an INSURER physician.
The length of the Enrollee’s stay shall be determined by  the medical condition of the Enrollee in relation to the
necessary and appropriate level of care, but may be no
more than one hundred (100) days per contract year.

Room and board is limited to semi-private accommodations
unless a private room is considered medically necessary or
semi-private accommodations are not available.
Specialized treatment centers and independent kidney
disease treatment centers are excluded.
Private duty nurses, television, and custodial care are
excluded.
Admissions for rehabilitation and physical therapy are
limited to fifteen (15)  days per contract year.
NONE
L.  Durable Medical Equipment and Prosthetic Devices

Equipment and devices that are medically indicated to assist in the treatment of a medical condition and specifically prescribed as medically necessary by Enrollee’s INSURER physician.

Equipment and devices must be provided by authorized INSURER supplier.

Covered prosthetic devices include artificial eyes, limbs, braces and other artificial aids.

Low vision and telescopic lenses are not included.

Hearing aids are covered only when medically indicated to assist in the treatment of a medical condition.
NONE

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BENEFIT	LIMITATIONS	CO-PAYMENTS
M. Refractions Examination by a INSURER optometrist to determine the need for and to prescribe corrective lenses as medically indicated.
Enrollee must have failed vision screening by primary care physician.
Corrective lenses and frames are limited to one (1) pair every two (2) years unless head size or prescription changes.
Coverage is limited to Medicaid frames with plastic or  SYL non-tinted lenses.
Five dollars ($5.00) per visit. Ten dollars ($10.00) for corrective lenses.
M. Pharmacy Prescribed drugs for the treatment of illness or injury.
Prescribed drugs covered under this Agreement shall include all prescribed drugs covered under the Florida Medicaid program.  INSURER is responsible for the coverage any drugs prescribed by Enrollee’s dental  provider under Healthy Kids.
INSURER may  implement cost utilization controls or a
pharmacy benefit  management program if FHKC so
authorizes.
Brand name products are covered if a generic substitution is not available or where the prescribing physician indicates
that a brand name is medically necessary.
All medications must be dispensed through INSURER or an INSURER designated pharmacy.
All prescriptions must be written by the Enrollee’s primary care physician, INSURER approved specialist or consultant physician or Enrollee’s dental provider.
Five dollars ($5.00) per prescription for up to a thirty-one (31) day supply.
N. Transportation Services Emergency transportation as determined to be medically necessary in response to an emergency situation.	Must be in response to an emergency situation.	Ten dollars ($10.00) per service.

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III.           Cost Sharing Provisions

INSURER  shall  comply  with  all  cost  sharing  restrictions  imposed  on  Enrollees  by  federal or state laws and regulations, including the following specific provisions:

A.           Special Populations

FHKC shall provide to INSURER on a monthly basis those Enrollees identified as Native Americans or Alaskan Natives who are prohibited from paying any cost sharing amounts, including co-payments.

B.           Cost Sharing Limited to No More than Five Percent (5%) of Family’s Income

FHKC will also identify to INSURER other Enrollees who have met federal requirements regarding maximum out of pocket expenditures. Enrollees identified by FHKC as having met this threshold are not required to pay any further cost sharing for covered services for a time specified by FHKC.

INSURER is responsible for informing its Providers of these provisions and ensuring that such Enrollees incur no further out of pocket costs for covered services and are not denied access to services. FHKC will provide these Enrollees with a letter indicating that they may not incur any cost sharing obligations.

INSURER shall track an ENROLLEE’s total co-payments so as to identify to FHKC or to ENROLLEE, upon request, the total amount of out of pocket costs incurred by the ENROLLEE through co-payments for covered services in a particular time period.

IV.           Prior Authorization Requirements

All requirements for prior authorizations must conform to federal and state regulations and must be completed within fourteen (14) days of request by the Enrollee. Extensions to this process may be granted in accordance with federal or state regulations.

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ATTACHMENT E – LIST OF REQUIRED REPORTS

The following chart summarizes the reports required under this Contract according to the frequency of submission. Monthly reports are due on the fifteenth (15th) of each month for the prior month; quarterly reports are due by the fifteenth (15th) of each month following the end of each quarter and annual reports are due by July 1st (first) unless otherwise noted.

This chart is provided for reference purposes only; the provisions of the Contract and any reporting requirements included herein will control.

At Contract Execution	Immediately	Monthly	Quarterly	Annually
Insurance Coverages (Section 3-16)	Section 3-20 Requirements (Section 3-20)	Provider Network Changes (Section 3-20)	Statistical Claims Data Reporting (Section 3-28)	Grievance Process (Section 3-14)
Lobbying Disclosures (Section 3-17)	Grievances before the Subscriber Assistance Panel (Section 3-14)		Reports of filed Grievances (Section 3-14)	Lobbying Certification (Section 3-17)
Quality Assurance Plan (Section 3-24)	Termination of subcontractors or affiliates (Section 3-31)		Medical Loss Ratio Reports (Section 3-21-2)	Experience Adjustment – April 1st (Section 3-21-3)
Conflicts of Interest Disclosure Form (Section 4-8) (Section 3-23-3) Attachment F	Changes of ownership or controlling interest (Section 4-6)		Network Adequacy Attestations (Section 3-31)	Audited financial statements (Section 3-24)
Fraud and Abuse Preventions (Section 3-13)	Changes of Notice and Contract Contact (Section 4-15)			Listing of Subcontractors and affiliates (Section 3-31)
Quality Improvement Plan (Section 3-24)	Changes to Conflicts of Interest Disclosure Form (Section 4-8) (Section 3-23-3) Attachment F			Member materials (Section 3-19)

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At Contract Execution	Immediately	Monthly	Quarterly	Annually
Cultural Competency Plan (Section 3-19)	Regulatory Filings (Section 3-27)			Proof of insurance coverage (3-16)
Fraud and Abuse Preventions (Section 3-13)
Quality Improvement Plan (Section 3-24-1)
Cultural Competency Plan (Section 3-19)
Updated Conflict of Interest Form Attachment F (Section 3-23-3)

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ATTACHMENT F – DISCLOSURE FORM

INSURER NAME:      WELLCARE OF FLORIDA, INC.

The   following   are   relationships,   business   and   personal,   that   may   create   a   conflict   of   interest that INSURER is hereby disclosing:

Type of Relationship (Business, Personal) NONE	Name of Organization or Individual	Status of Organization or Individual (Current Contractor, Applicant, Enrollee, etc.)	Term of Relationship

By my signature, I certify that the information contained in this report and any attachments to this document are true representations. INSURER understands that if any information is found to be false that the Contract between FHKC and INSURER may be terminated at FHKC’s sole discretion.

Submitted By:	Date of Submission:
/s/ Christina C. Cooper	9/30/10
(Signature Above) Name: Christina C. Cooper Title: President, Florida and Hawaii Division

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